Exhibit 10.21

AMENDED AND RESTATED
REFINANCING AGREEMENT

This Amended and Restated Refinancing Agreement (the “Agreement”) is made as of this 20th day of May, 2005 by STRATEGIC TECHNOLOGIES, INC., a North Carolina corporation (“‘Strategic”) and MRA SYSTEMS, INC., d/b/a ACCESS DISTRIBUTION, a Delaware corporation (“Access”).

Recitals

A.                       Strategic and Access are parties to a Refinancing Agreement, dated as of July 31, 2002 (the “Existing Refinancing Agreement”), pursuant to which, among other things, Strategic is indebted to Access as evidenced by the following notes: (i) Amended and Restated Promissory Note, dated July 31, 2002, in the original principal amount of $15,164,283.88 (referred to herein as the “Access Note”), (ii) Amended and Restated Promissory Note, dated July 31, 2002, in the original principal amount of $7,278,603.31 (referred to herein as the “CIT Note”).

B.                       As described in the Existing Refinancing Agreement, Strategic also is indebted to Access pursuant to trade debt due to periodic purchases of goods and services.

C.                       Strategic also is indebted to Access as evidenced by a promissory note, dated November 3, 2003, in the original principal amount of $4,931,000 (the “November 2003 Note”; together with the Access Note and the CIT Note, the “Existing Notes”).

D.                       On March 24, 2004, Strategic and Access entered into a Forbearance Agreement (the “Forbearance Agreement”), pursuant to the terms and conditions of which, Access agreed to forbear from exercising its rights and remedies as a result of defaults under the Existing Refinancing Agreement, the Existing Notes and related documents and to continue to make available to Strategic purchases of goods and services in Access’s sole discretion.

E.                        Strategic and Access have agreed to restructure, amend and restate the terms of the Existing Refinancing Agreement and the Existing Notes, terminate the Forbearance Agreement, and confirm the agreements relating to the ongoing relationship between the parties.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties agree as follows:

1.                         Definitions. Capitalized terms not otherwise defined in this Agreement shall have the following meanings ascribed thereto.

“Access Customer Terms and Conditions” shall mean the GE Access Customer Terms and Conditions, dated the date of this Agreement, between Access and Strategic, as the same may from time to time be amended, modified, supplemented or restated.

“Access Note” shall have the meaning given to such term in the Recitals to this Agreement.

“Amended and Restated November 2003 Note” shall have the meaning given to such term in Section 2.b. of this Agreement.

“Approved Projections” shall mean Projections described in clause (ii) of the definition thereof that have been provided to Access in accordance with Section 9.e. of this Agreement and that Access has approved in its discretion.

“BB&T” shall mean Branch Banking & Trust Company.

“Business Day” shall mean a day other than a Saturday or Sunday on which commercial banks are generally open for business in the State of North Carolina and the State of Connecticut.

“Capital Expenditures” shall mean all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Strategic, any such lease under which Strategic is the lessor.

“Capital Lease Obligation” shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

“Capital Stock” shall mean Strategic’s common stock and any other stock of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of Strategic without limit as to amount or percentage other than pursuant to statutory restrictions.

“CIT” shall have the meaning given to such term in Section 3 of this Agreement.

“CIT Financing Agreement” shall have the meaning given to such term in Section 3 of this Agreement.

“CIT Note” shall have the meaning given to such term in the Recitals to this Agreement.

“Collateral” shall have the meaning given to such term in Section 3 of this Agreement.

“Consolidated Amended and Restated Note” shall have the meaning given to such term in Section 2.a. of this Agreement.

“Contingent Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any debt, leases, dividends or other obligations of any other Person (for purposes of this definition, a “primary obligation”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working capital or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation is deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications, and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

“Copyright License” means rights under any written agreement now owned or hereafter acquired by any Person granting the right to use any Copyright or Copyright registration.

“Debt for Money Borrowed” shall mean all liabilities, obligations and indebtedness of Strategic to any Person consisting of indebtedness for money borrowed or the deferred purchase price of property, excluding trade payables, but including (a) all Indebtedness evidenced by the Notes, (b) all debt outstanding to BB&T and (c) all obligations and liabilities created or arising under any Capital Lease or conditional sale with respect to property used or acquired by Strategic.

“Default” shall have the meaning given to such term in Section 13 of this Agreement.

“EBITDA” shall mean, for any period, the Net Income (Loss) of Strategic (and, if Strategic has any subsidiaries, its subsidiaries in which case on a consolidated basis), for such period, plus interest expense, income tax expense, amortization expense, depreciation expense and extraordinary losses and minus extraordinary gains, in each case, of Strategic (and, if Strategic has any subsidiaries, its subsidiaries in which case on a consolidated basis), for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Strategic, is treated as a single employer under Section 414(b), (c), (m) or (o) of the IRC, or, solely for the purposes of Section 302 of ERISA and Section 412 of the IRC, is treated as a single employer under Section 414 of the IRC.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Strategic or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Strategic or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Strategic or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Strategic or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Strategic or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Excess Cash Flow” shall mean, for any period of determination:

(a) EBITDA for such period, minus

(b) the sum of (i) cash Capital Expenditures of Strategic in such period (i.e., Capital Expenditures not funded by the proceeds of debt or marketing development funds) plus (ii) scheduled payments of principal and interest in such period made in respect of Debt for Money Borrowed plus (iii) allowed payments to Sun under the Sun Intercreditor Agreement in such period plus (iv) increases in such period in Strategic’s net accounts receivable and deferred support costs plus (v) decreases in such period in Strategic’s accounts payable and deferred support revenues, plus

(c) the sum of (i) decreases in such period in Strategic’s net accounts receivable and deferred support costs plus (ii) increases in such period in Strategic’s accounts payable and deferred support revenues.

“Existing Notes” shall have the meaning given to such term in the Recitals to this Agreement.

“Existing Refinancing Agreement” shall have the meaning given to such term in the Recitals to this Agreement.

“Financial Statements” shall mean the consolidated and consolidating income statement, balance sheet and statement of cash flows of Strategic and its subsidiaries, internally prepared for each Fiscal Month, and audited for each Fiscal Year, prepared in accordance with GAAP.

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of the following for Strategic and its subsidiaries on a consolidated basis determined in accordance with GAAP: (a)

EBITDA for such period less cash Capital Expenditures (i.e., not funded by the proceeds of debt or marketing development funds) to (b) sum of (i) interest expense paid or payable in respect of any debt of Strategic during such period, plus (ii) cash income taxes paid or payable during such period plus (iii) regularly scheduled payments of principal paid or that were required to be paid on Debt for Money Borrowed during such period.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board determined and applied in a manner consistent with past historic practices of Strategic for the preparation of its financial statements.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantors” shall mean Michael Shook, William Shook and Irvin Miglietta, and any Person who shall hereafter guaranty all or a portion of the Indebtedness.

“Highest Lawful Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the total Indebtedness in accordance with applicable law.

“Indebtedness” shall have the meaning given to such term in Section 2 of this Agreement.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

“IRC” and “IRS” shall mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successors thereto.

“LIBOR” shall mean a rate per annum equal to the rate at which deposits in United States dollars are being offered by prime banks in the London interbank market for a period of 90 days (3 months) as reported by the Wall Street Journal (or, if the Wall Street Journal is no longer in publication or does not provide such rate, a comparable business newspaper), as such rate is in effect as of the effective date of this Agreement, and then adjusting every three (3) months on the last day of each calendar quarter (commencing June 30, 2005) to the then current LBOR rate in effect.

“License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

“Loan Papers” shall have the meaning given to such term in Section 2 of this Agreement.

“Lockbox” and “Lockbox Account” shall have the meanings given to such terms in Section 7 of this Agreement.

“Material Adverse Effect” shall mean any set of circumstances or events which (a) is or could be expected to become material and adverse to the business condition (financial or otherwise), operations or prospects of Strategic; or (b) could reasonably be expected to materially impair Strategic’s ability to fulfill its obligations under the Notes, or any of the other Indebtedness.

“Multiemployer Plan” shall mean a “multiemployer plan,” as defined in Section 4001 (a)(3) of ERISA, to which Strategic or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Income (Loss)” shall mean with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

“Net Proceeds” shall mean proceeds (including cash receivable (when received) by way of deferred payment) received by Strategic from the sale, transfer or other disposition of its real property located at 301 Gregson Street, Cary, North Carolina, including, without limitation, insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such property, net of: (i) the reasonable costs of such sale, transfer or other disposition; (ii) any tax liability arising from such transaction; (iii) amounts applied to repayment of indebtedness secured by a lien on such property disposed of that is senior to the lien of Access thereon; and (iv) in addition to the costs and expenses described in the foregoing clauses (i)-(iii), up to a maximum of $150,000 in the aggregate of all costs actually incurred by Strategic arising as a consequence of the sale of said real property including, without limitation, relocation costs, additional security deposits, costs incurred to prepare, occupy and move to new premises.

“Notes” shall have the meaning given to such term in Section 2.b. of this Agreement.

“November 2003 Note” shall have the meaning give to such term in the Recitals to this Agreement.

“Past Due Trade Debt” shall mean, at any time of determination, Trade Debt that is unpaid 50 days or more after invoice date at such time.

“Patent License” shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

“Patents” shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Encumbrances” shall mean liens on Strategic’s property (i) existing on the date of this Agreement, (ii) created in favor of Access, (iii) created with the prior written consent of Access, (iv) in respect of taxes not yet due and payable, (v) that are mechanic’s, materialmen’s or similar liens imposed by law for amounts not yet due and payable or (vi) that are Purchase Money Liens.

“Permitted Miglietta Redemption” shall mean the redemption of all of the Capital Stock of Strategic owned by Irvin Miglietta provided the following conditions are met: (a) no Default shall then exist and be continuing, (b) the purchase price for such redemption shall not exceed $1,000,000, (c) Strategic shall pay such purchase price by executing a note not to exceed $1,000,000 to Irvin Miglietta, the payment of which shall be secured only by the Capital Stock of Strategic redeemed from Irvin Miglietta and no other assets of Strategic and (d) Irvin Miglietta and Strategic shall execute and deliver to Access a subordination agreement acceptable to Access providing for, among other things, the payment by Strategic to Irvin Miglietta in the first year after such redemption of four quarterly payments of $37,500 each and no other payments until the Notes are paid in full.

“Person” shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA, and in respect of which Strategic or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Projections” shall mean as of any date the balance sheet, statements of income and cash flow for Strategic (including forecasted Capital Expenditures) (i) by month for the next fiscal year of Strategic, and (ii) by year for the following five (5) fiscal years of Strategic, in each case prepared in a manner consistent with GAAP and accompanied by senior management’s discussion and analysis of such plan. The Projections shall include Strategic’s good faith estimate of the number of stock options and warrants Strategic plans to issue in the next fiscal year of Strategic, the categories of Persons to which Strategic plans to issue such stock options and warrants (e.g., directors, new hires, incentives to existing employees, etc.) and the number of such stock options and warrants that Strategic plans to issue to each such category of Persons.

“Purchase Money Indebtedness” shall mean and includes (i) all liabilities, obligations and indebtedness (other than the Indebtedness) for the payment of all or any part of the purchase price of any fixed assets, (ii) any liabilities, obligations and indebtedness (other than the Indebtedness) incurred at the time of or within 20 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

Purchase Money Lien - a lien upon fixed assets which secures Purchase Money Indebtedness, but only if such lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such lien.

“Requirement of Law” shall mean as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Sun” shall mean Sun Microsystems, Inc.

“Sun Intercreditor Agreement” shall mean the Intercreditor Agreement, dated July 14, 2003, between Access and Sun and approved by Strategic, as the same may be amended, modified, supplemented or restated from time to time.

“Trade Debt” shall mean Indebtedness for goods sold and services rendered by Access to Strategic, as well as Indebtedness for goods sold and services rendered by third parties to Strategic for which Access invoices and collects from Strategic.

“Trademark License” shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

“Wachovia” shall have the meaning given to such term in Section 7 of this Agreement.

2.                         Existing Indebtedness. Strategic agrees, confirms and reaffirms that as of the date of this Agreement, it is indebted to Access in the total approximate amount of $31,072,349.79, as follows:

a.                         Consolidated Amended and Restated Note. Strategic owes Access $10,387,648.54 which shall be evidenced by a promissory note from Strategic payable to the order of Access in the original principal amount of 10,387,648.54 and dated the date of this Agreement, in the form and in the principal amount as set forth on the attached Exhibit A (the “Consolidated Amended and Restated Note”). Such principal amount is comprised of the outstanding principal and interest amounts owing under the Access Note and the CIT Note.

b.                         Amended and Restated November 2003 Note. Strategic owes $4,931,000 in principal to Access under the November 2003 Note, which shall be amended and restated in the form and in the principal amount as set forth on the attached Exhibit B (the “Amended and Restated November 2003 Note” together with the Consolidated Amended and Restated Note, the “Notes”).

c.                          Trade Debt. Strategic owes to Access $15,753,701.25 outstanding in Trade Debt as of May 16, 2005, a statement of which is attached hereto as Exhibit C. Such amount includes discrepancies in the aggregate amount of $648,685.38 which Strategic and Access agree to resolve in good faith as soon as possible. An aging of the Trade Debt from invoice date is as follows:

Amount	Number of Days Unpaid After Invoice Date
$6,477,238.69	50 or less
$9,276,462.56	More than 50

Any and all indebtedness of Strategic to Access which is outstanding from time to time, including all present and future indebtedness, obligations, and liabilities and all renewals and extensions thereof, or any part thereof, whether or not set forth in this Section, and all interest accruing thereon and out of pocket costs, expenses and reasonable attorney’s fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness, obligations, and liabilities evidenced, secured, or arising pursuant to this Agreement or any other agreement entered into with Access from time to time (such agreements, including any future amendments, modifications, restatements, renewals or extensions thereof, are referred to herein as the “Loan Papers”), and all renewals and extensions thereof, or any part thereof, and all present and future amendments thereto, is referred to herein as the “Indebtedness.”

3.                         Collateral. Strategic acknowledges that all of the above referenced Indebtedness is due and owing without defense, offset or counterclaim, and is secured by a blanket lien on all assets of Strategic, as such collateral is described in (a) the Amended and Restated Security Agreement dated July 31, 2002 between Strategic and Access, as amended (b) the Financing Agreement dated as of October 17, 2001 between The CIT Group/Business Credit, Inc. (“CIT”) and Strategic, which interest of CIT was assigned to Access on April 12, 2002 (the “CIT Financing Agreement”), and (c) the North Carolina Deed of Trust dated June 3, 2003 by Strategic for the benefit of Access, as amended (such collateral is collectively referred to herein as the “Collateral”). Payment of the Indebtedness is also secured by the guarantees of each Guarantor pursuant to the terms of personal guarantee agreements dated on or about April 9, 2002.

4.                         Purchases of Additional Goods or Services. Strategic may submit purchase orders for purchase of goods or services from time to time, under the terms of the Access Customer Terms and Conditions. Strategic understands that Access reserves the right to modify Strategic’s active account status or trade credit limit in accordance with the terms of the Access Customer Terms and Conditions.

5.                         Interest.

a.                         Interest - Consolidated Amended and Restated Note. Strategic shall pay interest on the Indebtedness evidenced by the Consolidated Amended and Restated Note at a floating rate equal to LIBOR plus 4.5% per annum.

b.                         Interest - Amended and Restated November 2003 Note. Strategic shall pay interest on the Indebtedness evidenced by the Amended and Restated November 2003 Note at a fixed rate of 12% per annum.

c.                          Interest - Past Due Trade Debt. Strategic shall pay interest on all Past Due Trade Debt at a fixed rate of 12% per annum; provided, however, Strategic shall not be required to pay interest on Trade Debt evidenced by invoices with line items identified to be a valid dispute agreed upon by Strategic and Access. Strategic agrees to resolve with Access, in good faith and in a manner consistent with past practices between Strategic and Access, disputes regarding interest accrual on Trade Debt in connection with invoices generated by Access prior to the delivery of products or service contracts to Strategic (or Strategic’s customers, as is the appropriate case).

d.                         Interest - Default Rate. During the continuance of a Default, at the option of Access and to the extent not otherwise prohibited by the terms of the Sun Intercreditor Agreement, interest shall accrue on the Indebtedness at a rate per annum equal to 2% above the interest rate otherwise applicable thereto.

e.                          Computation of Interest. All interest provided for in this Agreement shall accrue from the date of this Agreement, shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

6.                         Payment.

a.                         Required Monthly Payment. Commencing June 1, 2005 and continuing on the first day of each calendar month thereafter, Strategic shall pay to Access the amounts set forth in the following table for the month corresponding thereto, with a final payment in full on May 1, 2010 of all unpaid principal and interest on the Notes:

Amount	Month(s)
$375,000	Each calendar month in the 2005 calendar year
$400,000	Each calendar month in the 2006 calendar year
$450,000	Each calendar month in the 2007 calendar year
$500,000	Each calendar month in the 2008 and 2009 calendar year; January, 2010 through April, 2010

b.                         Application of Required Monthly Payment. The amount paid by Strategic to Access in accordance with Section 6.a. of this Agreement shall be applied to the Indebtedness as follows: first, to the payment of accrued interest; second, to the payment of the principal amount of the Note that is accruing interest at the lower rate on the date such payment is made; and third, to the payment of the principal amount of the Note that is accruing interest at the higher rate on the date such payment is made. Notwithstanding anything appearing in this Agreement to the contrary, the Past Due Trade Debt will not be required to be paid prior to January 1, 2006 unless a Default shall occur and be continuing.

c.                          Prepayment of Principal of Notes. In the event Strategic pays the entire principal amount of the Notes prior to the stated maturity thereof, Strategic shall simultaneously pay the Past Due Trade Debt owing at such time.

d.                         Excess Cash Flow Recapture. Commencing on the date Access receives Strategic’s financial statements for the month of June, 2005, and continuing on each date that Access receives Strategic’s monthly financial statements for each sixth month thereafter, Strategic shall pay to Access an amount equal to 100% of Excess Cash Flow for the six month period ending on the last day of such month, which amount shall be applied to the Indebtedness in such order as Access shall elect in its discretion.

e.                          Credits. All credits which are due to Strategic which are issued pursuant to purchases or other items or which are evidenced by invoices shall be applied to the Indebtedness evidenced by the invoice to which such credit relates or if such invoice has previously been paid, to Indebtedness by order of earliest invoice date.

f.                           Net Proceeds. Strategic shall pay all of the Net Proceeds to Access for application to the outstanding Indebtedness in such order and manner as Access shall determine in its discretion, except that if Strategic sells its real property located at 301 Gregson Street, Cary, North Carolina for an amount in excess of the fair market value of such property as determined by the appraisal required to be obtained by Section 8.m.(i) of this Agreement, then Strategic can pay up to $150,000 of such excess in the aggregate to Michael G. Shook and William M. Shook to reduce Strategic’s Indebtedness for Money Borrowed owing to Michael G. Shook and William M. Shook described on Schedule 11.a. attached. If Strategic makes such a payment or payments, Strategic shall promptly notify Access to whom such payment or payments was made and in what amount or amounts and shall confirm to Access the remaining balance of the Indebtedness for Money Borrowed owing to Michael G. Shook and William M. Shook.

7.                         Cash Dominion; Deposit Accounts.

a.                         Lockbox Account. Strategic has caused to be established and shall maintain with Wachovia Bank, National Association (“Wachovia”) the blocked account described on the attached Exhibit D (the “Lockbox Account”) in connection with the lockbox described on the attached Exhibit D (the “Lockbox”). Strategic has instructed and shall continue to instruct all of its customers to remit to the Lockbox all checks and other items in payment of accounts owing by them to Strategic and to remit to the Lockbox Account any ACH, wire transfer or other electronic payment of such accounts. In addition, Strategic shall promptly cause to be deposited into the Lockbox Account: (i) all proceeds of any and all of the Collateral received by Strategic, including all amounts payable to Strategic from credit card issuers and credit card processors; and (ii) all amounts on deposit in deposit accounts used by Strategic at each of its locations. Strategic hereby ratifies and reaffirms its agreements contained in that certain Account Control Agreement (No Notification) dated January 1, 2003 among Wachovia, Strategic and Access.

b.                         Transfers from the Lockbox Account. Access shall cause collected funds in the Lockbox Account to be disbursed to Strategic only in accordance with the procedures described in this paragraph. All requests by Strategic for disbursements of collected funds to Strategic from the Lockbox Account shall be made by Strategic to Access in writing, and Access shall either notify Strategic that such disbursement request is being rejected or shall authorize disbursement of such amounts as requested by Strategic. Notwithstanding the foregoing, Access shall authorize disbursement requests made by Strategic for the payment of accrued income and sales taxes, accrued withholding taxes, accrued payroll (including accrued commissions and accrued amounts payable under Strategic’s variable compensation plans), accrued employee benefits and insurance premiums (the “Obligatory Payments”); provided, however, Access shall have the right during the continuance of a Default to refuse to authorize disbursement requests to pay Obligatory Payments but only after notifying Strategic during a month in which Obligatory Payments are accruing that Access will no longer authorize disbursements to pay Obligatory Payments accruing after such month. Such authorization for disbursement shall be made or rejected by Access within 48 hours of a written request by Strategic to Access, provided, that if such 48 hour period would end on a non-Business Day, then such period shall be extended until such same time on the next Business Day. In the event that Access fails to approve or reject any such request within such 48 hour period, the request shall be deemed rejected. If a Default shall not have occurred and be continuing, collected funds in the Lockbox Account that are not disbursed to Strategic shall be retained in the Lockbox Account pending a written request for disbursement from Strategic. If a Default shall have occurred and be continuing, Collected funds in the Lockbox Account that are not disbursed to Strategic may be applied by Access as payments of the Indebtedness described in Section 5 of this Agreement, which payments may be applied in such order as Access shall elect in its discretion. For the avoidance of doubt, it is understood and agreed that amounts that may be applied by Access in accordance with the immediately preceding sentence shall not include Obligatory Payments accruing in or prior to a month in which Access has notified Strategic that Access will no longer authorize disbursements to pay Obligatory Payments. Strategic shall instruct Wachovia to provide Access with access to any on-line banking or electronic services with which to facilitate the transfers from the Lockbox Account described in this paragraph. Except as otherwise specifically set forth in this Section 7.b with respect to disbursements to pay Obligatory Payments, all decisions by Access to disburse collected funds to Strategic from the Lockbox Account shall be made by Access in its sole and absolute discretion, and no such disbursement or disbursements shall establish a custom or course of dealing between Access and Strategic.

c.                          Current Bank Accounts. Strategic represents and warrants that all its bank accounts are currently with Wachovia and that a complete listing of the Wachovia bank accounts and their respective account numbers set forth on the attached Exhibit D. Strategic hereby ratifies and reaffirms its agreements contained in that certain Account Control Agreement (With Future Notification) dated January 1, 2003 among Wachovia, Strategic and Access.

8.                         Representations, Warranties and Affirmative Covenants. To induce Access to enter into this Agreement, Strategic represents and warrants to Access (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promises to and agrees with Access for so long as any of the Indebtedness shall remain outstanding, as follows:

a.                         Corporate Existence; Compliance with Law. Strategic: (a) is, as of the date of this Agreement, and will continue to be (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Papers, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over Strategic that are necessary for the conduct of its business.

b.                         Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by Strategic of the Loan Papers to which it is a party: (a) are and will continue to be within Strategic’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of Strategic; and (d) do not and will not require the consent or approval of any Governmental

Authority or any other Person. As of the date of this Agreement, each of the Loan Papers shall have been duly executed and delivered on behalf of Strategic, and each of the Loan Papers upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of Strategic, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

c.                          Intellectual Property. As of the date of this Agreement, all material Intellectual Property owned or used by Strategic is listed, together with application or registration numbers, where applicable, in Schedule 8.c. Strategic owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect. Strategic will maintain the patenting and registration of all patented and registered Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or other appropriate Governmental Authority and will promptly patent or register, as the case may be, all new Intellectual Property which Strategic determines should be patented and registered to protect its interests therein and notify Access in writing within five (5) Business Days after the filing any such new patent or registration.

d.                         Full Disclosure. No information contained in any Loan Papers or Financial Statements delivered to Access or any written statement furnished by or on behalf of Strategic to Access under any of the Loan Papers, or to induce Access to execute this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

e.                          Insurance. As of the date of the Agreement, Schedule 8.e. lists all insurance of any nature maintained for current occurrences or claims by Strategic, as well as a summary of the terms of such insurance. Strategic shall deliver to Access certified copies and endorsements to all of its (a) “All Risk” and business interruption insurance policies naming Access loss payee, and (b) general liability and other liability policies naming Access as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Access, showing loss payable to Access (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Access, will provide that the insurance companies will give Access at least 30 days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Strategic or any other Person shall affect the right of Access to recover under such policy or policies of insurance in case of loss or damage. Strategic shall direct all present and future insurers under its “All Risk” policies of insurance to pay all proceeds payable thereunder directly to Access. If any insurance proceeds are paid by check, draft or other instrument payable to Strategic and Access jointly, Access may endorse Strategic’s name thereon and do such other things as Access may deem advisable to reduce the same to cash. Access reserves the right at any time, upon review of Strategic’s risk profile, to require additional forms and limits of insurance as determined by Access in its reasonable commercial judgment. Strategic shall, from time to time at the request of Access, deliver to Access a report by a reputable insurance broker, satisfactory to Access, with respect to Strategic’s insurance policies. Access shall be entitled to cause copies of Strategic’s insurance policies and binders to be inspected from time to time by an insurance expert acceptable to Access at Strategic’s cost.

f.                           Taxes. Except as disclosed on Schedule 8.f., all tax returns, reports and statements required by any Governmental Authority to be filed by Strategic have, as of the date of this Agreement, been filed and will be filed with the appropriate Governmental Authority and no tax lien has been filed against Strategic or any of Strategic’s property. Proper and accurate amounts have been and will be withheld by Strategic from its employees for all periods in compliance in all material respects with all Requirements of Law and such withholding have and will be timely paid to the appropriate Governmental Authorities. Schedule 8.f. sets forth as of the date of this Agreement those taxable years for which Strategic’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding.

g.                          Litigation. No litigation is pending or, to the knowledge of Strategic, threatened by or against Strategic or against any of Strategic’s properties or revenues (a) with respect to any of the Loan Papers or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 8.g., as of the date of this Agreement there is no litigation pending or threatened against Strategic which seeks damages in excess of $50,000 or injunctive relief or alleges criminal misconduct of Strategic. Strategic shall notify Access promptly in writing upon learning of the existence, threat or commencement of any litigation against Strategic, any ERISA Affiliate or any Plan or any allegation of criminal misconduct against Strategic.

h.                         Real Estate; Property. The real estate listed in Schedule 8.h. constitutes all of the real property owned, leased, or used by Strategic in its business, and Strategic will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Access prompt prior written notice thereof. Strategic holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of its properties and assets are or will be subject to any liens, except Permitted Encumbrances.

i.                             ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other existing ERISA Events, could reasonably be expected to result in a liability of Strategic of more than $50,000. The present value of all accumulated benefit obligations of Strategic under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such Plan by more than $50,000, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Account Standards No. 87) did not, as of the date of the most recent Financial Statements reflecting such amounts, exceed the fair market value of the assets of such underfunded Plans by more than $50,000. Neither Strategic nor any ERISA Affiliate has incurred or reasonably expects to incur any Withdrawal Liability in excess of $50,000.

j.                            Examinations; Appraisals. Strategic shall, with respect to each owned or leased property, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Access shall have access at any and all times): (i) provide access to such property to Access and any of its officers, employees and agents, as frequently as Access determines to be appropriate; (ii) permit Access and any of its officers, employees and agents to inspect, audit and make extracts and copies (or take originals if reasonably necessary but only if a Default shall have occurred and be continuing) from all of Strategic’s books and records; and (iii) permit Access to inspect, review, evaluate and make physical verifications and appraisals of the Collateral in any manner and through any medium that Access reasonably considers advisable, and Strategic agrees to render to Access, at Strategic’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

k.                         Ventures, Subsidiaries and Affiliates; Outstanding Capital Stock. Except as set forth in Schedule 8.k., as of the effective date of this Agreement Strategic has no subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an affiliate of any other Person. Schedule 8.k. contains a materially complete list of all of the holders of issued and outstanding Capital Stock of Strategic and of rights to purchase, options, warrants or similar rights or agreements pursuant to which Strategic may be required to issue, sell, repurchase or redeem any of its Capital Stock, along with the respective numbers of shares owned or subject to purchase by each such Person.

l.                             Meetings; Representation. Strategic will hold, at its principal place of business, regular meetings of its board of directors at least every calendar quarter (unless the holding of any such meeting is waived by Access at the request of Strategic) and of its shareholders at least once a year, and minutes of such meetings shall be prepared and maintained as a part of the permanent records of Strategic. Strategic will provide Access with a copy of any and all proposed agendas prepared by Strategic for all meetings of the shareholders and board of directors at least 1 week in advance (except in the case of special meetings of the board of directors, in which case such notice shall be as prompt as practicable) and copies of all minutes of such meetings within 30 days following the date of such meetings. Access shall be entitled to have 1 representative present, either telephonically or in person, at each meeting of the shareholders of Strategic and at each regular and special meeting of the board of directors of Strategic, in each case, in a non-voting observer capacity. If Access determines to have its representative physically present at such meetings, all travel and other out-of-pocket expenses incurred by Access’s representatives in attending such meetings shall be incurred at Access’s own expense.

m.                     Covenants Concerning Cary Real Property.

(i)                         By no later than June 30, 2005, Strategic will cause (x) an appraisal of its real property located at 301 Gregson Street, Cary, North Carolina to be conducted for Access at Strategic’s cost by an appraiser selected by Strategic and acceptable to Access and (y) the full report of such appraisal to be delivered to Access.

(ii)                      By no later than July 31, 2005, Strategic will list its real property located at 301 Gregson Street, Cary, North Carolina for sale with a commercial real estate broker selected by Strategic and acceptable to Access.

(iii)                   If Strategic receives commercially reasonable offers to purchase its real property located at 301 Gregson Street, Cary, North Carolina for a cash purchase price at least equal to the fair market value of such property (with fair market value to be determined in accordance with the appraisal referenced in clause (i) of this Section 8.m.), Strategic will consider such offers subject to its reasonable business discretion and considering other reasonable business considerations arising as a consequence of the sale of such real property.

n.                         Further Assurances. At any time and from time to time, upon the written request of Access and at the sole expense of Strategic, Strategic shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Access may reasonably deem desirable (a) to obtain the full benefits of this Agreement and the other Loan Papers, (b) to protect, preserve and maintain Access’s rights in any Collateral, or (c) to enable Access to exercise all or any of the rights and powers herein granted.

9.                         Financial Statements. For so long as any of the Indebtedness shall remain outstanding, Strategic shall deliver or cause to be delivered to Access:

a.                         Accounts Payable Aging. Within 20 days following the end of each fiscal month of Strategic, an accounts payable aging report as of the last day of such month in form reasonably satisfactory to Access.

b.                         Accounts Receivable Information.

(i)                         Within 20 days following the end of each fiscal month of Strategic, an accounts receivable aging report as of the last day of such month in form reasonably satisfactory to Access.

(ii)                      By no later than May 13, 2005, and by no later than June 30 and December 31 of each year (including 2005), a current list of Strategic’s customers in a form acceptable to Access, including, without limitation, the latest known addresses of such customers.

c.                          Monthly Financial Statements. Within 20 days following the end of each fiscal month of Strategic, Financial Statements for such fiscal month and the portion of Strategic’s fiscal year then ended (including the last fiscal month of each fiscal year), which shall set forth Strategic’s revenue from its top 10 customers in such fiscal month and in the portion of Strategic’s fiscal year then elapsed, provide comparisons to budget and actual results for the corresponding period during the prior fiscal year of Strategic, both on a monthly and year-to-date basis, and be accompanied by a certification in the form of Exhibit E by the Chief Executive Officer or Chief Financial Officer of Strategic that, to the best knowledge of the officer signing the certification, such Financial Statements contain no material misstatement or omission of fact, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

d.                         Annual Financial Statements. By March 15 of each fiscal year of Strategic, unaudited company-prepared Financial Statements for such fiscal year together with audit and accounting schedules, and within 180 days following the close of each fiscal year of Strategic, the Financial Statements for such fiscal year certified without qualification by an independent certified accounting firm acceptable to Access, which shall provide comparisons to the prior fiscal year of Strategic, and shall be accompanied by (i) a statement in reasonable detail showing the calculations used in determining compliance with the financial covenants hereunder, (ii) a report from Strategic’s accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and (iii) any management letter that may be issued;

e.                          Projections. Prior to the close of each fiscal year of Strategic, the Projections (except that the Projections for Strategic’s fiscal year ending December 31, 2005 shall be delivered to Access not later than May 13, 2005), which will be prepared by Strategic in good faith, with care and diligence, and using assumptions which are reasonable under the circumstances at the time such Projections are delivered to Access and disclosed therein when delivered;

f.                           Guarantor Financial Information. By not later than December 1 of each year (including 2005) a current personal financial statement of each Guarantor in a form reasonably acceptable to Access, and within 30 days after the filing thereof with the IRS and applicable state taxing authorities, complete, true and correct copies of each Guarantor’s Federal and state income tax returns;

g.                          Analysis of Training Business. By no later than June 30, 2005, Strategic will deliver to Access a complete analysis prepared by Strategic of the value and profitability of the training component of Strategic’s business, which analysis shall be in a form reasonably satisfactory to Access and will include, among other things, a determination by Strategic of whether the training components of its business should be divested to maximize Strategic’s value and profitability;

h.                         Options and Warrants Report. Within 20 days following the end of June and December in each year, a report in form reasonably satisfactory to Access of the number of stock options and warrants Strategic issued in the 6-month period then ended, the names of the Persons to which such stock options and warrants were issued and the number of stock options and warrants issued to each such Person.

i.                             Other Financial Information. Strategic shall advise Access promptly, in reasonable detail, of: (a) any lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event which has had or could reasonably be expected to have a Material Adverse Effect. Strategic shall, upon request of Access, furnish to Access such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Strategic or the Collateral as Access may request, all in reasonable detail.

j.                            Amendment to Sun Intercreditor Agreement. Strategic shall use its best efforts to cause Sun to agree to amend the Sun Intercreditor Agreement to extend the “Conversion Date” (as defined in the Sun Intercreditor Agreement) by one or more years.

10.                  Financial Covenants. Unless agreed to in writing by Access to the contrary, for so long as any of the Indebtedness shall remain outstanding, Strategic covenants and agrees that it shall:

a.                         Fixed Charge Coverage Ratio. Achieve a Fixed Charge Coverage Ratio of not less than the ratio shown in the table below for the period corresponding thereto:

Ratio	Period
1.0:1.0	Each of the third and fourth fiscal quarters of the 2005 fiscal year
1.1:1.0	Each fiscal quarter in the 2006 fiscal year
1.15:1.0	Each fiscal quarter in the 2007 fiscal year
1.2:1.0	First fiscal quarter in the 2008 fiscal year and each fiscal quarter thereafter

b.                         Capital Expenditures. Not make aggregate Capital Expenditures in any fiscal year of Strategic in excess of $300,000; provided, however, Capital Expenditures made by Strategic for the purchase of a new telephone system (costing approximately $500,000) and Capital Expenditures made by Strategic with the proceeds of marketing development funds shall not be taken into account in applying the foregoing limitation.

c.                          Quarterly Revenue. Beginning with the fiscal quarter ending March 31, 2005, achieve for each fiscal quarter of Strategic gross revenue (as set forth on Strategic’s Financial Statements) in such fiscal quarter at least equal to (i) 60% of the Approved Projections of revenue provided to Access for such fiscal quarter for Strategic’s hardware business and (ii) 85% of the Approved Projections of revenue provided to Access for such fiscal quarter for Strategic’s business other than its hardware business.

d.                         Quarterly Gross Margin. Beginning with the fiscal quarter ending March 31, 2005, achieve a gross profit margin (as set forth on Strategic’s Financial Statements) at least equal to 85% of the Approved Projections of gross profit margin provided to Access for such fiscal quarter.

11.                  Negative Covenants. Unless agreed to in writing by Access to the contrary, Strategic covenants and agrees that it shall not:

a.                         Debt. Create, incur, assume or suffer to exist any debt, whether by way of loan or otherwise; provided, however, the foregoing restriction shall be exclusive of (i) the Indebtedness, (ii) current accounts payable other than Trade Debt incurred in the ordinary course of business, (iii) debt outstanding on the date hereof to BB&T, (iv) Capital Lease Obligations on the date hereof and additional Capital Lease Obligations up to $50,000 per Capital Lease not to exceed $300,000 in additional Capital Lease Obligations per calendar year in the aggregate; provided, however, Capital Lease Obligations related to the lease of a new telephone systems (costing approximately $500,000) shall not be taken into account in applying the foregoing limitations, (v) Indebtedness for Money Borrowed outstanding on the date hereof to shareholders of Strategic as more specifically listed on Schedule 11.a. attached hereto and (vi) Indebtedness for Money Borrowed owing to Irvin Miglietta in connection with the Permitted Miglietta Redemption.

b.                         Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to trade credit incurred by Strategic, operating leases entered into by Strategic, performance bonds issued for Strategic’s account or Strategic’s obligations to subcontractors, in each case, in the ordinary course of Strategic’s business.

c.                          Liens. Create, incur, assume or suffer to exist any lien on any property of Strategic, whether now owned or hereafter acquired, other than Permitted Encumbrances.

d.                         Sales of Assets. Except for the sale of Strategic’s real property located at 301 Gregson Street, Cary, North Carolina for cash, Strategic shall not sell, transfer, issue, convey, assign or otherwise dispose of any of its assets or properties, including its accounts receivable or any shares of its Capital Stock, or engage in any sale-leaseback, synthetic lease or similar transaction (provided, that the foregoing shall not prohibit (i) the sale of inventory or obsolete or unnecessary equipment in the ordinary course of its business, (ii) the disposition of uncollectible accounts receivable in the ordinary course of its business consistent with past practices or (iii) the issuance of Capital Stock or options to purchase Capital Stock to employees and consultants in the ordinary course of its business consistent with past practices provided such issuances have been fully disclosed to Access prior to the making thereof).

e.                          Loans or Advances. Except for (i) currently outstanding loans to Michael G. Shook, William M. Shook and Steve Jones which are more specifically described on Schedule 11.e. attached hereto and (ii) advances to employees in the ordinary course of business which are required to be repaid within the current payroll period, make or agree to make or allow to remain outstanding any loans or advances to any person, entity, or affiliate; provided, however, the foregoing restrictions shall not apply to advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable. Strategic shall not forgive or write-off any of the loans owing by Michael G. Shook or William M. Shook to Strategic.

f.                           Dividends and Distributions. Except for the Permitted Miglietta Redemption, declare, pay or make, whether in cash or other property, or set aside or apply any money or assets to pay or make any dividend or distribution on, or purchase, redeem or otherwise acquire for value, any share of any class of its Capital Stock.

g.                          Cancellation of Insurance. Allow any insurance policy currently carried by Strategic or otherwise required to be carried under any of the Loan Papers to be terminated or lapse or expire without provision for adequate renewal or comparable substitution.

h.                         Mergers and Consolidations; Changes in Corporate Structure. (i) merge or consolidate with any party, or permit any such merger or consolidation with Strategic unless Strategic is the surviving entity of such merger or consolidation, (ii) form, acquire or become a shareholder, partner or joint venturer in any corporation, partnership, joint venture or other business entity in which Strategic does not have a controlling interest; (iii) discontinue business; (iv) make any material change in the nature of or manner in which it conducts its business if such change could reasonably be expected to have a Material Adverse Effect; (v) form any Plan; (vi) liquidate, wind-up or dissolve; (vii) remove those individuals serving as the Chief Executive Officer and President of Strategic on the date of this Agreement and/or permit Michael G. Shook, William M. Shook, Irvin Miglietta and Thomas Colleary to collectively own less than a majority of the issued and outstanding voting Capital Stock of Strategic.

i.                             Transactions with Affiliates. Directly or indirectly, enter into any sale, lease or exchange of property or any contract for the rendering of goods or services or any loan or advance with an affiliate; provided, however, the foregoing restrictions shall not apply to advances or extensions of credit in the form of accounts receivables incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable.

j.                            Lines of Business. Expand, on its own or through any subsidiary or affiliate, into any lines of business other than those in which it is engaged as of the date hereof if such an expansion could reasonably be expected by Strategic to have a Material Adverse Effect.

k.                         Organization or Acquisition of Subsidiaries. Organize or acquire any subsidiary in addition to those existing as of the date hereof, if any such organization or acquisition would have a Material Adverse Effect.

12.                  Conditions Precedent. This Agreement shall become effective and be deemed effective as of the date hereof upon the satisfaction or waiver in writing by Access of the following conditions precedent:

a.                         Receipt by Access of this Agreement, together with all completed schedules thereto, duly executed by Strategic and the Guarantors;

b.                         Receipt by Access of the Notes duly executed by Strategic;

c.                          Receipt by Access of an opinion of counsel to Strategic in form and content satisfactory to Access;

d.                         Receipt by Access of the Access Customer Terms and Conditions duly executed by Strategic;

e.                          Receipt by Access of evidence satisfactory to Access that all defaults by Strategic under any loan agreements, deeds of trust or other loan documents between Strategic and BB&T have been cured or waived;

f.                           Receipt by Access of a current personal financial statement of each Guarantor in a form reasonably acceptable to Access and true and correct copies of each Guarantor’s 2004 Federal and state income tax returns; and

g.                          Such other documents, instruments and agreements as Access shall reasonably request in connection with the foregoing matters.

13.                  Defaults. The term “Default” as used herein, means the occurrence of any one or more of the following events (including the passage of time, if any, specified therefore) provided that if any such event occurs and Access subsequently agrees in writing that it will not exercise any remedies hereunder as a result thereof, the occurrence of such event shall no longer be deemed a “Default” hereunder insofar as the state of facts giving rise to such event is concerned, but the same shall not operate as or be deemed to be a waiver with respect to any identical or similar state of facts which occurs thereafter:

a.                         Payment of Indebtedness (Other than Trade Debt). If default is made in the payment of any Indebtedness other than Trade Debt, in any case, when the same shall be due and payable, or

b.                         Default on Covenants in this Agreement. If there is any default by reason of the failure of Strategic to perform any of the covenants or agreements contained in this Agreement, or if any representation or warranty in this Agreement or any other Loan Paper, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Access by Strategic or any guarantor of the Indebtedness shall be untrue or incorrect as of the date when made or deemed made, or

c.                          Default on Covenants in Other Agreements. If there is any default by reason of the failure of Strategic to perform any of the covenants contained in any other agreement executed by Strategic with or for the benefit of Access (other than the failure of Strategic to pay Trade Debt when the same shall be due and payable), whether or not executed in connection with this Agreement, which is not cured within the cure periods stated therein, if any, or

d.                         Default under Co-Sale Agreements. If there is any default by reason of the failure of Strategic to perform any of the covenants contained in the Co-Sale Agreements with certain shareholders of Strategic, each dated October 17, 2001, which is not cured within the cure periods stated therein, if any, or

f.                           Voluntary Debtor Relief. Strategic shall (a) execute an assignment for the benefit of creditors, or (b) admit in writing its inability to pay its debts generally as they become due, or (c) voluntarily seek the benefit or benefits of any Debtor Relief Law or become a party to any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of Access granted in this Agreement or any other Loan Paper. As used herein “Debtor Relief Law” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar Debtor Relief Laws affecting the rights of creditors generally from time to time in effect.

g.                          Involuntary Proceedings. Strategic shall involuntarily (a) have an order, judgment, or decree entered against it by any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency or instrumentality pursuant to any Debtor Relief Law that could suspend or otherwise affect any of the rights granted to Access in this Agreement or any other Loan Paper, and such order, judgment, or decree is not permanently stayed or reversed within 60 days after the entry thereof, or (b) have a petition filed against it seeking the benefit or benefits provided for by any Debtor Relief Law that would suspend or otherwise affect any of the rights granted to Access in this Agreement or any other Loan Paper, and such petition is not discharged within 60 days after the filing thereof.

h.                         Acceleration of Other Debt. The acceleration, by the holder thereof, of the maturity of $50,000 or more of any other debt owed by Strategic.

i.                             Undischarged Final Judgments. Except for the judgments listed on Schedule 13.i., the entry of a final judgment or final judgments against Strategic or any subsidiary for the payment of money in an amount which, in the aggregate, could have a Material Adverse Effect, and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed.

j.                            Attachment. The failure to have discharged within a period of 60 days after the commencement thereof any attachment, sequestration, or similar proceeding against any of Strategic’s assets.

k.                         Other Agreements. The occurrence of a default by Strategic under any other material financial or loan agreement to which Strategic is a party or by which it or any of its assets is bound but only to the extent such default is reasonably expected to have a Material Adverse Effect.

14.                  Remedies Upon Default.

a.                         Remedies Upon Default. Should a Default occur and be continuing, Access may, at its election, do any one or more of the following:

i.                              Acceleration. Declare the entire unpaid balance of the Indebtedness, or any part thereof, immediately due and payable, whereupon it shall be due and payable.

ii.                           Termination. Terminate any agreement or commitment by Access to lend any funds hereunder or sell or finance any goods or services.

iii.                        Judgment. Reduce any claim to judgment.

iv.                       Foreclosure. Take such steps as Access may deem appropriate to foreclose or otherwise enforce the security interests in the Collateral and all liens granted to Access to secure payment and performance of the Indebtedness.

v.                          Rights. Exercise any and all rights afforded by applicable law, including, but not limited to, the Uniform Commercial Code, or by any of the agreements with Strategic, or by law or equity, or otherwise.

b.                         Cumulative Rights. All rights available to Access under this Agreement or any other Loan Paper shall be cumulative of and in addition to all other rights granted to Access at law or in equity, whether or not the Indebtedness is due and payable and whether or not Access shall have instituted any suit for collection, foreclosure, or other action in connection with this or any other agreement.

c.                          Expenses. Any expenses incurred by Access pursuant to the exercise of any right provided herein shall become part of the Indebtedness and shall bear interest at a fixed rate of 12% per annum from the date spent until the date repaid by Strategic.

d.                         Waivers. The acceptance by Access at any time and from time to time of part payment on the Indebtedness shall not be deemed to be a waiver of any Default then existing. No waiver by Access of any Default shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Access in exercising any right under this Agreement or any other Loan Paper shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under such agreements or otherwise.

15.                  Term. This Agreement shall continue in full force and effect until the repayment in full of (a) the accrued interest on and outstanding principal balance of the Indebtedness evidenced by the Notes and (b) the Indebtedness consisting of Past Due Trade Debt.

16.                  Indemnity. Strategic agrees to indemnify and hold Access and its affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Papers or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Papers or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, environmental liabilities, taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Papers (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. Notwithstanding Section 15 of this Agreement to the contrary, the indemnification obligations described in this Section 16 shall survive the termination of this Agreement. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO STRATEGIC, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN PAPER OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

17.                  Miscellaneous.

a.                         Notices. Whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, the consent, approval, notice, request, or demand must be in writing to be effective and shall be deemed to have been given (a) when received, when sent by confirmed facsimile at the facsimile numbers provided by the parties from time to time, (b) when received, when sent overnight delivery via Federal Express or other national overnight courier service, and (c) on the fifth day after it is enclosed in an envelope, addressed to the party to be notified at the address stated below (or at such other address as may have been designated by written notice), properly stamped, sealed, and deposited in the United States mail. Notwithstanding the foregoing, notices under Section 7.b. above may be made by facsimile or e-mail, as approved by Access, and then in each case to the most recent facsimile or e-mail address provided by one party to the other in writing from time to time. The address of each party for the purposes hereof is as follows:

STRATEGIC:	Strategic Technologies, Inc. 301 Gregson Drive Cary, NC 27511 Attention: Karen Bertaux Fax No.: 919-379-8100

with a copy to:	Wyrick Robbins Yates & Ponton LLP 4101 Lake Boone Trail, Suite 400 Raleigh, NC 27607 Attention: Eric A. Vernon, Esq. Fax No.: 919-781-4865

ACCESS:	MRA Systems, Inc., dba Access Distribution 11300 Westmoor Circle Westminster, CO 80021 Attn: Account Executive - Strategic Technologies, Inc. Fax No.: 303-546-3033

with a copy to:	Hunton & Williams, LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, VA 23219-4074 Attention: Peter Partee, Esq. Fax No.: 804-788-8218

and

GE Commercial Finance Vendor Financial Services 10 Riverview Drive Danbury, CT 06810 Attention: Account Executive - Strategic Technologies, Inc. Fax No.: 203-749-4530

b.                         Governing Law; Jurisdiction; Venue; Waiver of Jury Trial. This Agreement is being executed and delivered, and is intended to be performed, in the State of North Carolina, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of the Loan Papers, unless otherwise specified therein, without regard to its conflict of law provisions.

Each party consents to the personal jurisdiction of the state and federal courts located in the State of North Carolina in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the Superior Court of Wake County, North Carolina or the United States District Court for the Eastern District of North Carolina, Raleigh Division. EACH OF STRATEGIC AND ACCESS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

c.                          Maximum Interest Rate. Regardless of any provision contained in this Agreement or any other Loan Paper, Access shall never be entitled to receive, collect, or apply, as interest on the Indebtedness, any amount in excess of the maximum amount of interest permitted to be charged by applicable law, and, in the event Access ever receives, collects, or applies as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the Indebtedness is paid in full, any remaining excess shall forthwith be paid to Strategic. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Strategic and Access shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Indebtedness so that the interest is uniform throughout the entire term of the Indebtedness.

d.                         Severability. If any provision of this Agreement or any other Loan Paper is held to be illegal, invalid, or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable; the appropriate agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of such agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

e.                          Survival. Except as specifically provided herein, all representations, warranties, covenants and agreements of Strategic contained herein shall continue in full force and effect so long as any part of the Indebtedness remains unpaid and, except as otherwise indicated, shall not be affected by any investigation made by any party.

f.                           Further Assurances. Strategic agrees that at any time and from time to time, upon the written request by Access, it will execute and deliver such further documents and do such further acts and things Access may reasonably request in order to fully effect the purpose of this Agreement and any other Loan Paper and to provide for the payment of the principal and interest on the Indebtedness in accordance with the terms and provisions of such agreements.

g.                          Costs and Expenses. Strategic agrees to pay or reimburse Access for all costs and expenses (including the reasonable fees and expenses of all counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Papers and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Strategic or any other Person on behalf of Strategic by Access of the proceeds of any cash advance (including a wire transfer fee of $20 per wire transfer); (d) any amendment, waiver or other modification with respect to any of the Loan Papers; (e) any litigation, dispute, suit, proceeding or action (whether instituted by or between any combination of Access, Strategic or any other Person), and an appeal or review thereof, in any way relating to the Collateral, any of the Loan Papers, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Indebtedness, (ii) to evaluate, observe or assess Strategic or its affairs, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

h.                         Entire Agreement. This instrument embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof (except documents, agreements and instruments delivered or to be delivered in accordance with the express terms hereof, and except for the CIT Financing Agreement, to the extent of the collateral description and remedies set forth therein).

i.                             Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Strategic may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of Access.

j.                            Parties Bound. This Agreement shall be binding upon and inure to the benefit of Access and Strategic and their respective successors and assigns; provided that Strategic may not, without the prior written consent of Access, assign any rights, powers, duties, or obligations hereunder.

k.                         Amendments and Waivers. This Agreement may be modified or amended only in writing by an agreement or agreements entered into by Access and Strategic, and Access may waive compliance by Strategic with any provision of this Agreement; provided, however, that no such consent, waiver, modification, or amendment shall extend to or affect any obligation not expressly consented to, waived, modified, or amended, or impair any right consequent on such obligation.

l.                             Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimiles or other photocopies of executed signature pages to this Agreement shall be considered originals.

m.                     Amendment and Restatement. This Agreement amends, restates and replaces the Existing Refinancing Agreement in its entirety.

n.                         Forbearance Agreement. The Forbearance Agreement is hereby terminated and of no further force and effect whatsoever.

o.                         RELEASE OF CLAIMS. TO INDUCE ACCESS TO ENTER INTO THIS AGREEMENT, EACH OF STRATEGIC AND EACH GUARANTOR HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES ACCESS AND ACCESS’S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, AND GENERAL ELECTRIC CAPITAL CORPORATION AND ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IN ANY CASE, FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION OF ANY KIND (IF ANY THERE BE), WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, AT LAW OR IN EQUITY, THAT ANY OF THEM NOW

HAS OR EVER HAD AGAINST ACCESS OR GENERAL ELECTRIC CAPITAL CORPORATION ARISING UNDER OR IN CONNECTION WITH THE EXISTING REFINANCING AGREEMENT, THIS AGREEMENT, THE EXISTING NOTES, THE NOTES, ANY RELATED DOCUMENTS BETWEEN OR AMONG ANY OF STRATEGIC AND ANY OF THE GUARANTORS, ON THE ONE HAND, AND ACCESS OR GENERAL ELECTRIC CAPITAL CORPORATION, ON THE OTHER HAND, OR OTHERWISE.

p.                         Press Releases. Neither Strategic nor any of its affiliates will in the future issue any press release or other public disclosure using the name of General Electric Capital Corporation or its affiliates or referring to this Agreement or the other Loan Papers without at least two (2) Business Days’ prior notice to Access, and without the prior written consent of Access unless (and only to the extent that) Strategic or its affiliate is required to do so under law and then, in any event, Strategic or its affiliate will consult with Access before issuing such press release or other public disclosure.

q.                         Conflict Among Loan Papers. Should any term or provision of any of the Loan Papers other than this Agreement or of the CIT Financing Agreement conflict with any term or provision of this Agreement, then in any such case the terms and provisions of this Agreement shall be controlling.

[signatures on next page]

IN WITNESS WHEREOF, Strategic has caused this Agreement to be duly executed as of the day and year first above written.

STRATEGIC TECHNOLOGIES, INC.

By	/s/ Michael G. Shook
	Its	President

MRA SYSTEMS, INC., dba ACCESS DISTRIBUTION

By	/s/ Stephen L. Quick
	Its	Senior Director

The Guarantors hereby join in the execution of this Agreement for the purposes of consenting thereto, agreeing to the terms of Section 17.o. thereof and reaffirming the continuing validity and enforceability of the personal guarantee agreements executed by each of them on or about April 9, 2002 in accordance with their respective terms.

/s/ Michael G. Shook
Michael G. Shook

/s/ William M. Shook
William M. Shook

/s/ Irvin Miglietta
Irvin Miglietta

LIST OF EXHIBITS/SCHEDULES:

Exhibit A:	Consolidated Amended and Restated Note

Exhibit B:	Amended and Restated November 2003 Note

Exhibit C:	Statement of Trade Debt

Exhibit D:	Lockbox Account Description and Listing of other Bank Accounts

Exhibit E:	Compliance Certificate

Schedule 8.c.:	Intellectual Property

Schedule 8.e.:	Insurance

Schedule 8.f.:	Taxes

Schedule 8.g.:	Litigation

Schedule 8.h.:	Real Estate; Property

Schedule 8.k.:	Stock & Affiliates

Schedule 11.a.:	Indebtedness to Shareholders

Schedule 11.e.:	Indebtedness of William and Michael Shook

Schedule 13.i.:	Outstanding Judgments

Exhibit A

Form of Consolidated Amended and Restated Note

CONSOLIDATED AMENDED AND RESTATED
PROMISSORY NOTE

$10,387,648.54	May 20, 2005

For value received, Strategic Technologies, Inc. (“Maker”) promises to pay to the order of MRA Systems, Inc. dba Access Distribution (“Holder”) via wire transfer to AT Bankers Trust, ABA #021001033, Acct. #50261567, or at such other place or account as designated by Holder in writing to Maker, the principal sum of Ten Million Three Hundred Eighty-Seven Thousand Six Hundred Forty-Eight and 54/100 Dollars ($10,387,648.54), from the date hereof. Interest on unpaid balances of principal from the date hereof shall accrue at the floating rate of LIBOR, as that term is defined in the Agreement, plus four and one half percent (4.5%) per annum.

Payments of principal and interest under this Note shall be made in accordance with the Amended and Restated Refinancing Agreement, dated the date hereof, between Maker and Holder (as from time to time amended, modified, supplemented or restated, the “Agreement”), the terms of which are incorporated herein for all purposes. All outstanding principal, and accrued and unpaid interest, which is not paid earlier as set forth herein, shall be due and payable on May 1, 2010.

This Note is secured by a blanket lien on all assets of Maker pursuant to that certain Amended and Restated Security Agreement between Maker and Holder dated as of July 31, 2002, as amended, Financing Agreement dated as of October 17, 2001 between The CIT Group/Business Credit, Inc. (“CIT”) and Strategic, which interest of CIT was assigned to Holder on April 12, 2002 and North Carolina Deed of Trust executed by Maker for the benefit of Holder dated June 3, 2003, as amended.

This Note is a modification, restatement and consolidation of that certain (a) Amended and Restated Promissory Note executed by Maker to Holder dated July 31, 2002 in the original principal amount of $15,164,283.88 and (b) Amended and Restated Promissory Note executed by Maker to Holder dated July 31, 2002 in the original principal amount of $7,278,603.31.

Upon a Default, as that term is defined in the Agreement, then the holder of this Note shall have the right and option, without notice or demand, to declare the unpaid balance of principal and accrued interest on this Note at once due and payable.

Prepayment. This Note, at the option of Maker, may be prepaid in whole or in part at any time without additional interest or penalty, with any such prepayment being applied first to principal in the inverse order of maturity, and then applied to outstanding and unpaid interest.

Miscellaneous.

At any time, any deposit or other indebtedness credited by or due from the Holder to Maker may be set off against and applied in payment of any amounts due hereunder (the “Obligations”), whether due or not, and such deposits or other indebtedness may at all times be held and treated as collateral security for the payment of the Obligations.

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The Maker of this Note waives demand, presentment for payment, protest and notice of protest, and non-payment. If this note is not paid when due, and is given to an attorney or collection agency for collection, or suit filed thereon, Maker agrees to pay all collection fees and expenses including but not limited to attorneys fees based upon customary hourly rates and not a statutorily prescribed percentage of the debt collected.

This promissory note shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its choice of law rules.

Strategic Technologies, Inc., a North Carolina corporation

By:
Michael G. Shook, President

Address:	301 Gregson Drive Cary, North Carolina 27511

SUBSCRIBED AND SWORN to before me this         day of                     , 2005, in the County of                     , State of                     , by                     .

WITNESS my hand and official seal.

Notary Public

My commission expires:

2

Exhibit B

Form of Amended and Restated November 2003 Note

AMENDED AND RESTATED
PROMISSORY NOTE

$5,561,000	May 20, 2005

For value received, Strategic Technologies, Inc. (“Maker”) promises to pay to the order of MRA Systems, Inc. dba Access Distribution (“Holder”) via wire transfer to AT Bankers Trust, ABA #021001033, Acct. #50261567, or at such other place or account as designated by Holder in writing to Maker, the principal sum of Five Million Five Hundred Sixty-One Thousand and No/100 Dollars ($5,561,000), from the date hereof. Interest on unpaid balances of principal from the date hereof shall accrue at a fixed rate of twelve percent (12%) per annum.

Payments of principal and interest under this Note shall be made in accordance with the Amended and Restated Refinancing Agreement, dated the date hereof, between Maker and Holder (as from time to time amended, modified, supplemented or restated, the “Agreement”), the terms of which are incorporated herein for all purposes. All outstanding principal, and accrued and unpaid interest, which is not paid earlier as set forth herein, shall be due and payable on May 1, 2010.

This Note is secured by a blanket lien on all assets of Maker pursuant to that certain Amended and Restated Security Agreement between Maker and Holder dated as of July 31, 2002, as amended, Financing Agreement dated as of October 17, 2001 between The CIT Group/Business Credit, Inc. (“CIT”) and Strategic, which interest of CIT was assigned to Holder on April 12, 2002 and North Carolina Deed of Trust executed by Maker for the benefit of Holder dated June 3, 2003, as amended.

This Note is a modification, restatement and consolidation of that certain promissory note executed by Maker to Holder dated November 3, 2003 in the original principal amount of $4,931,000.

Upon a Default, as that term is defined in the Agreement, then the holder of this Note shall have the right and option, without notice or demand, to declare the unpaid balance of principal and accrued interest on this Note at once due and payable.

Prepayment. This Note, at the option of Maker, may be prepaid in whole or in part at any time without additional interest or penalty, with any such prepayment being applied first to principal in the inverse order of maturity, and then applied to outstanding and unpaid interest.

Miscellaneous.

At any time, any deposit or other indebtedness credited by or due from the Holder to Maker may be set off against and applied in payment of any amounts due hereunder (the “Obligations”), whether due or not, and such deposits or other indebtedness may at all times be held and treated as collateral security for the payment of the Obligations.

The Maker of this Note waives demand, presentment for payment, protest and notice of protest, and non-payment. If this note is not paid when due, and is given to an attorney or collection agency for

1

collection, or suit filed thereon, Maker agrees to pay all collection fees and expenses including but not limited to attorneys fees based upon customary hourly rates and not a statutorily prescribed percentage of the debt collected.

This promissory note shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its choice of law rules.

Strategic Technologies, Inc., a North Carolina corporation

By:
Michael G. Shook, President

Address:	301 Gregson Drive Cary, North Carolina 27511

SUBSCRIBED AND SWORN to before me this         day of                     , 2005, in the County of                     , State of                     , by                     .

WITNESS my hand and official seal.

Notary Public

My commission expires:

2

Exhibit D
Lock Box Description and Bank Accounts

LOCK BOX DESCRIPTION

Strategic Technologies, Inc.
P.O. Box 75550
Charlotte, NC 28275-0550

BANK ACCOUNTS

1. LOCKBOX	2015000013873

2. OPERATING	2015080013880

3. PAYROLL	2015060013897

4. CAFETERIA PLAN ACCOUNT	2015030014185

5. PROPERTY TAX ACCOUNT	2015050014178

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Exhibit E

FORM OF CERTIFICATE OF COMPLIANCE

[Use Strategic Letterhead with this Form]

[Date]

To: Account Manager

This is to certify that in accordance with Section 9 of the Amended and Restated Refinancing Agreement dated May 20, 2005 (the “Agreement”; capitalized terms are used herein as defined in the Agreement) that the attached Financial Statements are complete and true and have been prepared in conformance with GAAP and to the best of my knowledge do not include any material misstatement or omission of fact. In addition there are no Defaults continuing as of such date [if there are acceptable exceptions, list them].

Also attached are the covenant calculations used in determining compliance with the financial covenant contained in Section 10.a. to the Agreement.

Very truly yours,

Chief Executive Officer, Strategic Technologies, Inc.

1

2005 Exhibit F

Exhibit F	Actual	GE Access Distribution Fixed Charge Coverage Ratio Calculation
	Estimated
Client Name:	Strategic Technologies, Inc.	Covenant Period(s):	2005	FYE:	31-Dec

	EBITDA	UNFUNDED CAPEX	TOTAL	TAXES	INTEREST	PRINCIPAL	Dividends & Stock Redemo	TOTAL	FIXED CHARGE	ROLLING 3 mo FCC	ROLLING 6 me FCC	Needed per Docs
Jan-05	107,566	19,346	88,220	0	174,010	63,884	0	537,393	0.16	N/A	N/A
Feb-05	173,317	75,723	97,594	0	170,998	358,135	0	529,133	0.18	N/A	N/A
Mar-05	302,645	12,349	290,296	(85,850)	168,031	348,266	0	430,447	0.67	0.32	N/A
Apr-05	0	0	0	0	0	0	0	0	#DIV/01	0.40	N/A
May-05	0	0	0	0	0	0	0	0	#DIV/01	0.67	N/A
Jun-05	0	0	0	0	0	0	0	0	#DIV/01	#DIV/01	0.32
Jul-05	0	0	0	0	0	0	0	0	#DIV/01	#DIV/01	0.40
Aug-05	0	0	0	0	0	0	0	0	#DIV/01	#DIV/01	0.67
Sep-05	0	0	0	0	0	0	0	0	#DIV/01	#DIV/01	#DIV/01
Oct-05	0	0	0	0	0	0	0	0	#DIV/01	#DIV/01	#DIV/01
Nov-05	0	0	0	0	0	0	0	0	#DIV/01	#DIV/01	#DIV/01
Dec-05	0	0	0	0	0	0	0	0	#DIV/01	#DIV/01	#DIV/01

1st Quarter FY: 05	583,528	107,418	476,110	(85,850)	513,039	1,069,784	0	1,496,784	0.32
2nd Quarter FY: 05	0	0	0	0	0	0	0	0	#DIV/01
3rd Quarter FY: 05	0	0	0	0	0	0	0	0	#DIV/01
4th Quarter FY: 05	0	0	0	0	0	0	0	0	#DIV/01
ANNUAL TOTALS	583,528	107,418	476,110	(85,850)	513,039	1,069,784	0	1,496,784	0.32

In Compliance:	Accounting Manager or CFO

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SCHEDULE 8.c.

Intellectual Property

Description	Owner	Licensee (if any)	Type of (Trademark, Patent, Copyright, etc.)	Registration #
ADIX Phone Switch Software	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Adobe Writer	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

ADP Payroll	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

ADT Alarm System Software	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Avaya Octel Unified Mesenger	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Blackberry Enterprise Server	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

DameWare Remote Communications	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Microsoft Licenses (NT, 2000, 2003, XP, Exchange, SQL, Client Access, IIS, NET, MSDN)	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Opentext Livelink*	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Oracle Licenses	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Pathtech Software Solutions, Inc.	Strategic Technologies, Inc.		Trade Mark	No. 1,955,857

Description	Owner	Licensee (if any)	Type of (Trade mark, patent copyright, etc.)	Registration #
Quest Migration Tool	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Remedy Licenses	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

RightFax	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Strategic Technologies	Strategic Technologies, Inc.		Service Mark	No. 2,926,279

SUN Solaris Licenses	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Symantec Licenses (Firewall, AntiVirus, AntiSpam, Ghost)	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

TODA Reporter	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

Veritas NetBackup	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

WebSense	Strategic Technologies, Inc.	Strategic Technologies, Inc.	Software License

* STI has been using a demo of the software without entering into a license agreement.

SCHEDULE 8.e.

Insurance

1.         Business Property and General Liability-includes coverage for Business Personal Property at various locations and building coverage for the Cary location at a limit of $4,000,000. Coverage also includes Property in transit at a limit of $500,000 and General Liability at limits of $1,000,000 Occurrence $2,000,000 Aggregate. This package policy provides a Commercial Umbrella with a limit of $10,000,000. This policy is with St. Paul Insurance Co with effective dates of April 21, 2005-2006. The policy number is TEO320194.

2.         Workers Compensation-covers all employees for on the job injuries and lost wages. Policy is written with St. Paul Insurance Co. with effective dates of October 13, 2004-2005. Policy number is WVA3204089.

3.         Directors and Officers Liability-Limit of $2,000,000 underwritten by Illinois Union Insurance Co. Policy Number BM120016325 with effective dates of August 24, 2004-2005.

4.         Professional Liability-Limit of $1,000,000, underwritten by Gulf Underwriters. Policy Number GU6622777 with effective dates of July 21, 2004-2005.

5.         Commercial Crime-covers Employee Dishonesty for all employees at a limit of $1,000,000 and underwritten by St. Paul Insurance Co. Policy Number 468CF0344 with effective dates of May 26, 2004-2005.

6.         ERISA Bond-Limit of $500,000 provides coverage for the administrators of the retirement plan.

7.         Group Medical Insurance-underwritten by Blue Cross Blue Shield on a fully insured contract effective January 1, 2005-2006. Group Number 008571.

8.         Life, Accidental Death, Short and Long term Disability-underwritten of UNUM Insurance Co. Contract Number 400823.

9.         Auto Insurance-Underwritten by St. Paul Insurance Co. covering a 2005 BMW and includes Hired and Non Owned Liability and Physical Damage at liability limits of $1,000,000 and deductibles of $500 on the comprehensive and collision.

SCHEDULE 8.f.

Taxes

[List all current Tax Audits and past due Tax Returns]

1.                          Welfare Benefit Plan 5500 filings for Strategic Technologies, Inc for 1998 through 2003 have never been filed.

2.                          Tennessee Sales Tax Lien – Filed December 2004 due to an assessment for sales tax from a prior sales tax audit.

3.                          Alabama Sales Tax Audit.

4.                          New York Sales Tax Audit.

SCHEDULE 8.g.

Litigation

1.         Landlord-Tenant dispute with 104 West 40th Associates in a complaint filed in the State of New York where plaintiff-landlord claims damages of unpaid rent in the amount of $544,974.18. STI is actively engaged in negotiating a settlement.

2.         Claim of State of Tennessee for non-payment of sales tax in the amount of approximately $180,000. STI is actively engaged in negotiating a payment plan.

3.         Claim of preferential payment in the amount of approximately $355,000 by Winstar Communications by complaint dated July 21, 2004 in U.S. Bankruptcy Court in Delaware. There is no activity in the case.

4.         Complaint of preferential payment by Enron Corp. by complaint dated November 20, 2003 in U.S. Bankruptcy Court. The amount claimed is $42,264.00 and STI has offered $5,000 in complete settlement of all claims.

SCHEDULE 8.h.

Real Estate; Property

[Describe all real property owned or leased or used in business]

Address	Type [owned leased warehouse]	County
301 Gregson Drive, Cary, NC (office building on 5 acres with additional 7.94 acres of land)	Owned	Wake, NC

400 Northwinds Center West, 11605 Haynes Bridge Rd, Suite 175, Alpharetta, GA 30004	Leased	Fulton, GA

One Perimeter Park South, Suite 138N, Birmingham, AL 35243	Leased	Jefferson, AL

Coliseum Centre #6, 2815 Coliseum Centre Drive, Suite 180, Charlotte, NC 28217	Leased	Mecklenburg, NC

550 Cypress Creek Road West, Suite 400, Ft. Lauderdale, FL 33309	Leased	Broward, FL

628 Hebron Avenue, Bldg 2, Glastonbury, CT 06033	Leased	Hartford, CT

33 Market Point Dr., Greenville, SC 29607	Leased	Greenville, SC

6601 Southpoint Dr. N, Suite 200, Jacksonville, FL 32216	Leased	Jacksonville, FL

9040 Executive Park Dr., Suite 250, Knoxville, TN	Leased	Knox, TN

3343 Perimeter Hill Drive, Suite 102, Nashville, TN 37211	Leased	Davidson, TN

1890 Preston White Drive, Suite 200, Reston, VA 20191	Leased	Fairfax, VA

9030 Stony Point Pkwy, Suite 590, Richmond, VA 23235	Leased	Richmond, VA

WAREHOUSE STORAGE:

Storr Office Environments, 10800 World Trade Blvd., Morrisville, NC 27560	Leased	Durham, NC

Creative Office Interiors, 510 Hudson Street, Hartford, CT 06106	Leased	Hartford, CT

Public Storage, 8523 Baymeadows Road, Jacksonville, FL 32256	Leased	Jacksonville, FL

Hi-Tech Transportation, 2217 Distribution Center Drive, Suite E, Charlotte, NC 28269	Leased	Mecklenburg, NC

SCHEDULE 8.k.

STOCK & AFFILIATES

Summary

Common Stock Issued and Outstanding	14,473,872
Unreconciled Common Stock	18,738
Outstanding Stock Options	3,203,912
The Allied Group Building Contingency Options	419,246
Warrants	3,419,662
Total Capitalization	21,535,430

Details

Name of Stockholder	Cert No	No. of Shares

Issued and Outstanding Common Stock:

Shook, Michael G.	1	4,274,720
Shook, Michael G.	2	751,880
Shook, William M.	3	1,207,674
Shook, William M.	4	150,376
Berger, Martin S.	5	86,600
Briggs, Stan	6	213,300
Clark III, Isham B.	7	159,800
Davis, Gail J.	8	79,900
Morris, Robert	9	0
Penny, Paul S.	10	79,900
Randolph, Rod	11	26,350
Wooten, Joseph M.	12	39,950
Wynn, Carolyn R.	13	0
Allen, James P.	14	59,900
Fetch, Thomas J.	15	19,950
Fountaine, Gregory B.	16	8,000
Gillespie, Donald J.	17	26,350
Gleason, Michael F.	18	8,000
Hansley, Kenneth W.	19	8,000
Markey II, John	20	119,850
Moore, Lee B.	21	26,350
Russell, Daniel C.	22	86,600
Stup, James M.	23	8,000
Turnburke, John H.	24	14,700
Hellard, Dwayne E.	25	239,650
Sitison, James A.	26	1,667
Michniak, Paul	27	1,667
Fenske, Chad	28	1,667
Weaver, Paul	29	1,667
Stiver, Edward	30	1,667
Crumpler, James	31	1,667

Issued and Outstanding Common Stock:

Foernzler, Richard	32	1,667
Wilson, James	33	3,950
Oakley, Timothy	34	0
Balog, Tarus	35	400
Knight, Joseph	36	11,225
Touchton, Robert	37	141,648
Touchton, Cheryle	38	130,279
Gunter, Dale	39	120,769
Wilson, Kenneth	40	91,882
Hollwarth, Dorothy	41	46,220
LaMontagne, Michele	42	11,903
Black, Jeffrey	43	13,282
Rausch, Steven & Susan	44	86,662
Page, Maureen	45	11,555
Wortherly, Clemon	46	14,132
Alvarez, Steve	47	17,050
Hagerty, Scott	48	20,798
Guthart, Joseph	49	25,420
Prouty, Lori	50	4,693
Athavale, Niteen	51	2,919
Brubaker, Heidi	52	2,919
Egan, Stephanie	53	2,786
Fitzgerald, Rob	54	2,653
Givens, Anne	55	2,388
Milligan, Louise	56	1,725
Serban, John	57	0
Serban, John	58	2,653
Tanner, Brad	59	2,123
Touchton, Chris	60	1,390
Auve, Martin	61	1,403
Braxton, Dallas	62	1,958
Brown, Bob	63	1,569
Byrd, Jill	64	1,236
Ellis, Ryan	65	1,451
Fowler, Derek	66	1,857
Gould, Troy	67	1,174
Kimball, Brad	68	1,749
Mougey, Julie	69	1,958
Passalacqua, Sergio	70	1,336
Ryan, Nancy	71	1,964
Semel, Gary	72	1,515
Winton, William	73	1,658
Arcidiacono, John	74	490
Browning, Judy	75	771
Charles, Gaye	76	315
Devlin, Mike	77	624
Goodman, Mark	78	901
Hanna, Susan	79	921
Helton, Christie	80	380

Issued and Outstanding Common Stock:

Hutchinson, Shawn	81	300
Joglekar, Pramrod	82	504
Johnson, Phillip	83	270
Knappe, Lisa	84	420
Livingston, Paul	85	360
Moore, Sue	86	921
Smith, Charles	87	410
Phillips, David	88	21,241
Conroy, Debra	89	1,250
Cotton, C. David	90	400
Dufresne, Charles	91	1,667
Fisher, John	92	1,250
Gibbs, Jason	93	800
Kesel, David	94	250
Koogler, Denise	95	1,000
Mackie, Sally	96	834
Murnick, Jonna	97	1,667
Negley, John	98	400
Schuck, Andy	99	834
Smith, Monica	100	500
Toporek, Stanley	101	250
BB&T as Nominee	102	0
BB&T as Nominee	103	0
BB&T as Nominee	104	0
Void	105	0
Howard, Emily	106	800
Resnick, Todd	107	250
Tanner, James B.	108	2,373
Khan, Shabnam	109	250
Ryan, Nancy	110	2,373
Mazur, Randall	111	1,667
Marsh, Hal	112	1,200
Sample, Michael	113	500
Prohaska, Anthony	114	750
Simpkins, Jim	115	300
Wortherly, Clemon	116	2,373
Oakley, Timothy	117	0
VOID	118
VOID	119
VOID	120
VOID	121
VOID	122
Rogerson, Katherine	123	500
Barton, Daniel	124	2,400
Cleary, Theresa	125	250
Dodson, Don	126	1,200
LaPlaine, James	127	800
Minneman, Eric	128	1,000
Taylor, William	129	800

Issued and Outstanding Common Stock:

Wang, Wei	130	400
Ward, William	131	500
White, Andrew	132	1,200
Wynn, Carolyn R.	133	18,004
Alvarez, Steve	134	7,223
Arcidiacono, John	135	1,032
Athavale, Niteen	136	1,032
Auve, Martin	137	1,032
Black, Jeffrey	138	6,191
Braxton, Dallas	139	1,032
Brown, Bob	140	1,032
Browning, Judy	141	1,032
Brubaker, Heidi	142	1,032
Byrd, Jill	143	1,032
Charles, Gaye	144	1,032
Devlin, Mike	145	1,032
Egan, Stephanie	146	1,032
Ellis, Ryan	147	664
Fitzgerald, Rob	148	1,032
Fowler, Derek	149	1,032
Givens, Anne	150	1,032
Goodman, Mark	151	1,032
Gould, Troy	152	1,032
Gunter, Dale	153	52,097
Hanna, Susan	154	1,032
Helton, Christie	155	664
Hutchinson, Shawn	156	1,032
Joglekar, Pramrod	157	664
Johnson, Phillip	158	1,032
Kimball, Brad	159	1,032
Knappe, Lisa	160	664
LaMontagne, Michele	161	6,191
Livingston, Paul	162	1,032
Milligan, Louise	163	1,032
Moore, Sue	164	1,032
Mougey, Julie	165	1,032
Passalacqua, Sergio	166	1,032
Phillips, David	167	10,264
Prouty, Lori	168	1,032
Ryan, Nancy	169	1,032
Semel, Gary	170	1,032
Serban, John	171	1,032
Smith, Charles	172	1,032
Tanner, Brad	173	1,032
Touchton, Robert	174	60,352
Touchton, Cheryle	175	56,225
Touchton, Chris	176	1,032
Wilson, Kenneth	177	39,204
Winton, William	178	1,032

Issued and Outstanding Common Stock:

Wortherly, Clemon	179	6,191
Hollwarth, Dorothy	180	12,379
Hollwarth, Dorothy	181	8,255
Rausch, Steven & Susan	182	38,686
Page, Maureen	183	5,159
Hagerty, Scott	184	9,283
Guthart, Joseph	185	11,347
Hagnas, Tia	186	116
Todd, Joseph	187	1,750
Gleason, Michael F.	188	700
Foernzler, Richard	189	116
Foernzler, Richard	190	194
Russell, Daniel C.	191	19,950
Turnburke, John H.	192	19,950
Berger, Martin S.	193	73,950
Gleason, Michael F.	194	0
Wilson, James	195	11,850
Albertson, Brett	196	1,600
Byers, Allen	198	2,000
Eck, Darren	199	1,600
Fisher, Allen	200	1,600
Hupko, Sherry	201	1,600
Johnson, Cherri	202	1,667
Magee, Michael	203	1,600
Meyer, John	204	1,600
Moinet, Eric	205	1,600
Seale, David	206	1,600
Sodano, Marc	207	1,600
Vogt, Michael	208	2,000
Williams, Jean	209	3,333
Woods, Steve	210	1,667
Miglietta, Irvin	211	2,993,429
Page, Joseph	212	0
Colleary, Thomas	213	1,140,354
Moore, Thomas	214	293,250
Whitehouse, David	215	102,541
Bulmer, Steve	216	102,541
Orlando, Anthony	217	102,541
Aiello, John	218	4,442
Smith, Michael	219	4,195
Messes, Alexander	220	1,141
Murphy, George	221	700
Gagnon, Karen	222	272
BB&T as Nominee	223	0
Gleason, Michael F.	224	10,625
Gleason, Sharon M.	225	8,875
Foundation of the Heart	226	51,850
Watts, Fiona	227	5,049
Fox, Michael	228	2,054

Issued and Outstanding Common Stock:

Lamarca, Silvana	229	87
Mclntyre, Pamela	230	315
Winton, James	231	750
East, Roger	232	1,600
Slusher, Jennifer	233	1,000
Kauffman, James	234	1,000
Laramay, Lawrence	235	750
Mangum, Anthony	236	1,200
Piccicuto, Phillip	237	1,200
Randolph, Greg	238	1,600
Hardiman, Rhonda	239	1,000
Ingram, Kenneth	240	1,000
Speakman, Toni	241	1,600
Sproelich, Michael	242	1,600
Whitaker, Lee	243	1,000
Sherman, Mark	244	1,000
Taylor, Gregory S.	245	1,000
Graves, Richard	246	1,000
Barrows, Suzanne	247	850
Ward, Brian	248	1,000
Keir, Donna	249	1,000
Cain, Linda	250	1,000
Messes, Alexander	251	1,107
Ducharme, Mareka	252	1,000
Mullaney, Michael	253	1,000
Wagg, Pamela	254	1,000
Stilwill, Thomas	255	932
Coburn, Michael	256	8,904
Miglietta, Irvin	257	371,174
Colleary, Thomas	258	141,401
Total Issues and Outstanding Common Stock		14,473,872

Unresolved Outstanding and Issued Common Stock:

Items to be resolved:
Phillips, David	2,374
Stilwill, Thomas	606
Alello, John	4,422
Cyr, Tina	1,747
Holmes, Barbara	596
Kulpa (Hughes), April	3,398
Rollend, Christopher	856
Seremet, Thomas	78
Smith, Michael	4,195
Soter, Philip	466
Total Discrepancies:	18,738

Stock Options Outstanding:
Aiello, John	18,582
Albert, Barbara	250
Albertson, Brett	42,000
Allen, James P.	20,000
Allerton, Robin	5,000
Alvarez, Steve	19,873
Arcidiacono, John S.	1,000
Ashley, Darrell	2,750
Askew, Worth	10,000
Athavale, Nitindra N.	667
Auble, Andrew Gabriel	2,250
Austin, James	250
Auve, Martin C.	1,000
Ayub, Abdul	1,000
Baker, Paul	5,000
Bao, Xiaoyun	2,797
Barie, Debra	1,000
Barish, Jay E.	4,750
Barnes, Curtis Matthew	1,583
Bauldree, Michael	15,000
Benitez, Richard	250
Benshoff, Martin	1,000
Benson, James	250
Bertaux, Karen	105,000
Black, Jeffery T.	1,000
Blackwood, Christopher	15,000
Blanton, Joshua	667
Blumenfeld, Leslie	2,000
Bobik, John II	4,250
Boehler, Michael	1,000
Bogan, Sean	1,500
Boos, Chad	1,000
Borg, Lukas	1,000
Borie, Stuart	1,000
Boylan, Tim	7,500
Braden, Michael	11,000
Braxton, Dallas	2,373
Braxton, Paul Swain Dallas	1,000
Brayton, Bradley	250
Brown, Robert G.	3,373
Brown, William James	5,500
Browning, Judy A.	1,000
Bullock, Janet	5,000
Bulmer, Steve	22,500
Burke, Jeffrey L.	30,000
Burns, Stacey	5,000
Bush, James	1,000
Byers, Allen	10,000

Stock Options Outstanding:
Byrd, Barbara J.	1,000
Cabeen, Ronald	1,750
Cain, Linda K.	4,000
Campbell VI, James	1,000
Carmona, Daniel	1,833
Carpenter, Jane	408
Carter, William Duane	1,250
Casey, John M.	3,125
Catacora, Luis	10,000
Caughron, Kenneth O.	3,000
Charles, Gaye H.	1,000
Cheek, Boris	5,500
Christensen, Stephen	2,250
Clark, Isham B.	5,000
Clark, Lonnie Gray	2,375
Closs, Eric	9,539
Coffey, D. David	1,000
Coleman, Thomas	375
Cooke, Richard	5,000
Cooley, Charles	1,000
Cooper, Scott	25,000
Cox, Melvin	1,000
Crawford, Christopher	667
Creech, Lawrence T.	10,500
Crocker III, Archie E.	5,000
Crow, Scott	2,500
Crumpler, James R. Jr.	19,000
Curtis, Bobbi O.	1,000
Curtis, Charles	3,500
Darden, David	1,000
David, Elizabeth	1,000
David-Ayun, Maria Irene	5,612
Davis (Greene), Denise	2,500
Davis, Gail J.	4,000
Davis, Loretta	1,000
Davis, Phyllis	1,000
Dean, Kim J.	1,000
DeAngelis, Mary C.	10,916
DeClippelaar, Robert	250
Del Signore, Anthony	1,000
Delavega, Robert	1,000
DelSignore, Thomas A.	3,416
DeMartino, Joseph	1,000
Devlin, Michael D.	1,000
Dick, Roger	11,500
Dillon, Kelley	250
Dotterweich, Timothy	1,000
Draggoo, Heather	1,000
Ducharme, Mareka	4,000

Stock Options Outstanding:
Dufresne, Charles E.	6,000
Dye, Dennis	—
Eagle, David	1,000
East, Roger	15,000
Eck, Darren L.	6,000
Edge, Forrest	250
Egan, Stephanie H.	4,750
Eglin, James	250
Erler, Jeffrey	39,753
Everlith, Edward	755
Faber, Samuel	667
Fagan, Matt	1,000
Faulkner, Barbara	250
Felix, Charles	1,000
Fenske, Chad	20,000
Fisher, Allen D.	13,250
Fitzgerald, Robert J.	6,123
Flannery, Joseph	1,000
Foernzler, Richard E.	35,000
Fogleman, Shaun	1,000
Folsom, Joseph	3,500
Ford, Dionna	4,250
Fortunato, Greg	10,000
Foster, Daniel	375
Fowler, John Derek	667
Fox, Steven	1,000
Garibay, Bernardo	30,887
Garnett, Linda	10,000
Garrett, Donald T.	2,250
Gibbs, Scott	3,000
Gillespie, Donald	45,000
Givens, Anne A.	1,000
Gleason, Michael	39,500
Glenn, Robert	667
Golcher, Shannon	1,250
Goldberg, Paul	250
Goodman, Mark	3,373
Gould, Troy M.	667
Graves, Richard	13,500
Gray, James	4,250
Greer, Eugene	9,500
Griffey, Vincent	4,750
Guenther, Robert	1,000
Gunter, Dale	2,373
Hagnas, Tia	3,000
Hall, John	4,000
Hanna, Susan T.	1,000
Hansley, Kenneth W.	667
Hardiman, Rhonda	4,750

Stock Options Outstanding:
Hardt, James	15,000
Haywood, Larry	2,500
Helton, Christie B.	333
Hiles, Mary	750
Hix, William H.	250
Hoadley, Christina	2,750
Hoder, Stephen	3,355
Holland, Jason	6,250
Holtz-Oxley, David	6,750
Honaker, David	10,000
Hood, John	5,000
Houck, Debra	750
Hunt, William	1,000
Hupko, Sherry L.	2,000
Hutchins, Gary	1,000
Hutchison, Shawn A.	667
Hutchison, John	2,750
Ingram, Kenneth M.	4,000
Joglekar, Pramod N.	333
Johnson, Cherri R.	2,000
Johnson, Phillip A.	667
Johnson, William	1,000
Jones, Jason	17,500
Jones, Matthew	755
Jones, Steven	5,000
Kantor, Jeffrey	2,500
Karr, Lisa	1,000
Kauffman, James T.	18,375
Kegle, Leah	250
Keir-White, Donna	2,000
Keltz, William	375
Kimball, Kent B.	1,000
Kirchner, Christopher	1,000
Kizakevich, Paul	8,600
Knudson, Cynthia	3,000
Koogler, Denise S.	4,000
Kulak, Keane	375
Kulke, Deanne	7,500
LaMontagne, Christine M.	1,000
Landers, William M.	1,000
Langhans, James	10,000
Lansigan, Primavera	7,000
Laramay, Lawrence	4,000
LaRiviere, Carol	1,278
Lazerson, Eric	1,000
Leach, Ralph W.	5,500
Leiby, Jennifer	1,500
Limoges, Sebastien	1,250
Livingston, Paul E.	1,000

Stock Options Outstanding:
Locklear, H. Raymond	1,000
Long, James	20,375
Luebke, Sarah	1,000
Mackey, Cathy	2,500
Mackinson, Larry	16,000
MacMillan, James	250
Magee, Michael S.	4,000
Maldonado, Carolyn	1,000
Mangum, Anthony B.	2,000
Mann, Rubye C.	1,500
Marrow, Wilma	4,750
Matera, Mark	10,000
McDaniels, Roger	250
McHenry, Marcia	8,000
McHugh, James R.	49,500
Mclntyre, Scott	24,659
McKinley, Tracy	3,000
McKinstry, Alan	755
McLaughlin, Stephen	1,000
McMillan, Karen	333
McNeill, Vickie	375
Mealy, Stephen	10,000
Medinger, Kristina	1,583
Meehan, Robin	1,000
Messes, Alexander	2,248
Meyer, John	21,000
Miglietta, Britt	1,159
Miller, Thomas	1,000
Milligan, Louise M.	1,000
Milligan, Sean	667
Moinet, Eric	9,000
Monnes, Jeff	7,500
Monteiro, Sidney Jr.	1,250
Moore, Lee	1,250
Moore, Susan D.	1,000
Moran, Robert	500
Morell, Peter	1,000
Morton, Eric	6,000
Mougey, Julie A.	1,000
Mullaney, Michael	6,625
Murnick, Jonna	24,583
Murray, Karen	1,000
Myhera, Michael	1,000
Newcomb, Aaron	1,000
Omerso, John	1,000
Opacak, Bruno	1,750
Orlando, Anthony	25,000
Osborne, Maxwell	5,125
Osuna, Jesus	4,500

Stock Options Outstanding:
Overton, Jerry Michael	12,000
Pace, Darryl	250
Parkash, Ravi	1,000
Pasas, John	—
Paschal, David	1,000
Passalacqua, Sergio	3,373
Patel, Anshuman	1,000
Penny, Paul	50,000
Peoples, Shaun	—
Peterson, Karlis	9,830
Petty, Kenneth	2,250
Pfitzner, Deborah	1,000
Phillips, Randal	1,000
Piccicuto, Phillip J.	6,000
Pischke, Kenneth	1,000
Plantier, William S.	1,000
Poindexter, Kevin	1,000
Potisek, Martin	11,500
Prather, Deborah	1,583
Price, Charlotte	10,000
Price, Nancy	1,000
Querusio, James	250
Randall, James R.	16,000
Randolph, Gregory	45,000
Raphael, Guy	10,000
Rapp, Gary	1,000
Reeves, James R.	23,000
Regittko, Bruce	5,500
Rhodes, Earlene	20,000
Roach, Kimberly J.	1,000
Robinson, Randall	750
Rosa, Marlene	1,583
Royals, Patrick T.	708
Rubins, Pam	1,000
Ryan, Nancy J.	1,000
Sadler-McClain, Sonya	500
Saia, Teresa	755
Samuel, John	1,000
Schafer, Raymond	1,000
Seale, David R.	2,000
Seibert, Pamela	2,250
Sellers, Thomas	1,000
Semel, Gary R.	1,000
Serban, John C. III	667
Sharpe, Steven	250
Sheffey, Steven	3,000
Sheridan, Leo	7,500
Sherman, Mark S.	6,000
Shook, Will	1,000,000

Stock Options Outstanding:
Silberman, Steven	1,000
Silver, Fran A.	4,750
Sitison, James A. III	14,500
Sledge, Michael	75,000
Slusher, Jennifer	12,000
Smith, Charles S.	1,000
Snyder, Garland	16,000
Sodano, Marc	4,000
Speakman, Toni	4,000
Sproehnle, Paul	4,750
Sproelich, Michael	31,000
Stanton, Scott	5,000
Stevens, Pamela	2,500
Stup, Michael	5,000
Sullivan, Jeffrey	375
Ta, Nguyen	19,473
Tabron, Debra	1,000
Tanner, James B.	1,000
Taylor, Gregory S.	4,000
Teixeira, Orlando	1,833
Terrell, Kelvin	667
Thompson, Dean	7,500
Tinsley, Scott	10,000
Todd, Joseph M.	4,500
Togher, James	100,000
Touchton, Christopher A.	1,000
Turnburke, John	55,000
Unrue, Terry	1,000
Valentine, Robert	1,333
Valido, Louis	1,000
Valis, Kenneth	2,564
Vogt, Michael	40,000
Vucish, Paul	375
Wade, Carol	3,000
Wagg, Pamela	4,000
Wagner, Jean	250
Wallace, Donald	2,916
Ward, Brian M.	4,000
Ward, William R.	1,000
Watts, Scott	1,000
Waugh, Stephen	5,000
Weaver, Paul G.	4,000
West, Neil	1,000
Whitaker, Lee A.	12,000
White, Elizabeth	1,000
White, Marc	1,000
White, Richard	6,500
Wilder, Richard	1,000
Wilkinson, Mark	1,000

Stock Options Outstanding:
Williams, Henry F.	3,500
Williams, Jean	5,500
Wilson, James P.	14,000
Winslow, Anthony	250
Winton, James	4,000
Winton, William	3,373
Witek, Patricia	500
Womack, Christopher E.	3,000
Wonycott, Ann	2,750
Woods, Steven	4,000
Wortherly, Clemon R.	1,000
Wotorson, Cletus	250
Zinn, Jennifer	5,000
Total Options	3,203,912

TAG Building Contingency Options	419,246

Warrants:
GE - Promissory Note	1,799,831
GE - CIT Note	1,619,831
Total Warrants	3,419,662

SCHEDULE 11.a.

Indebtedness to Shareholders of Strategic

1.                          First Amendment and Restatement of Promissory Note dated April 2, 2001 by Strategic, as borrower, in favor of Michael G. Shook in the principal amount of Five Hundred Thousand Dollars ($500,000). Balance is $300,000.00 since October 2001 with GE Access permission. Strategic is making interest payments (approx. $1200/mo) to Wachovia Bank. GE Access forebears these payments to Wachovia on the AP Cash Request (comments note “M Shook Loan”). Strategic intends to continue to pay such interest payments going forward.

2.                          First Amendment and Restatement of Promissory Note dated April 2, 2001 by Strategic, as borrower, in favor of William M. Shook in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000). Balance as of 3/7/05 is $72,419.10 per Wachovia statement Strategic is making principal and interest (approx $1100/mo principal and $335/mo interest) to Wachovia Bank. GE Access forebears these payments to Wachovia on the AP Cash Request (comments note “W Shook Loan”). Provided, however, Strategic intends to continue to pay interest payments only going forward.

SCHEDULE 11.e.

Certain Outstanding Loans of Strategic

1.                          Loan Agreement dated as of April 17, 1998, by and between Strategic, as lender, and William M. Shook, as borrower, in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000).

2.                          Loan Agreement dated as of April 17, 1998, by and between Strategic, as lender and Michael G. Shook, as borrower, in the aggregate principal amount of One Million Dollars ($1,000,000).

3.                          Revolving Travel Advance to Steve Jones for Three Thousand Dollars ($3,000).

SCHEDULE 13.1

Judgments

None

FIRST AMENDMENT TO
AMENDED AND RESTATED
REFINANCING AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REFINANCING AGREEMENT (the “Amendment”), dated as of this 22, day of June, 2006, is made by and between

STRATEGIC TECHNOLOGIES, INC., a North Carolina corporation (“Strategic”); and

MRA SYSTEMS, INC. D/B/A ACCESS DISTRIBUTION, a Delaware corporation (“Access”),

to the Amended and Restated Refinancing Agreement, dated as of May 20, 2005 (as amended, modified, restated or supplemented from time to time, the “Agreement”), between Strategic and Access. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

RECITALS

A.        The Agreement contains various agreements between Strategic and Access regarding indebtedness owing by Strategic to Access.

B.        Various Defaults exist under the Agreement as a result of Strategic failing to achieve certain financial covenants contained in the Agreement.

C.        Strategic has requested that Access waive the existing Defaults, and Access has agreed to such requests pursuant to the terms and conditions described in this Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Strategic and Access hereby agree as follows:

ARTICLE I

DEFAULT WAIVER

On October 13, 2005, October 31, 2005 and January 25, 2006, Access sent Strategic letters notifying Strategic of the existence of various Defaults under the Agreement (the “Existing Defaults”). Effective as of the date hereof, Access hereby waives the Existing Defaults. Nothing contained herein shall constitute a waiver of any other Default heretofore or hereafter existing under the Agreement or continued compliance by Strategic with the terms of the Agreement, as amended by this Amendment.

ARTICLE II

AMENDMENTS TO AGREEMENT

The Agreement is hereby amended as follows:

2.1      Definitions. Section 1 of the Agreement is amended as follows:

2.1.1   The following new defined terms are added in their proper alphabetical sequence:

“Net Trade Debt” shall mean, at any time of determination, the amount of Trade Debt at such time less the expected cost to Strategic at such time of future services to be rendered by Access to Strategic in respect of products and services already sold by Access to Strategic at such time.

“Positive Excess Cash Flow Quarter” shall mean any period of three consecutive months ending on June 30, 2006 and the last day of each third month thereafter for which Strategy’s monthly financial statements evidence positive Excess Cash Flow.

2.1.2   The definition of “Approved Projections” is amended by adding the following sentence to the end thereof: “The Approved Projections for Strategic’s fiscal years 2006-2011 are attached hereto as Exhibit F.”

2.2      Required Monthly Payment. Notwithstanding anything that may appear in Section 6.a. of the Agreement to the contrary, the payments required to be made by Strategic to Access pursuant to Section 6.a. of the Agreement for each month in the 2006 calendar year shall be the amounts set forth in the following table for the month corresponding thereto:

Amount	Month(s)
Accrued interest only for such months on the unpaid principal amount of the Notes and the unpaid amount of Past Due Trade Debt	January, February and March

An amount equal to the sum of (a) accrued interest for such months on the unpaid principal amount of the Notes and the unpaid amount of Past Due Trade Debt plus (b) $23,000	April, May and June

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Amount	Month(s)
An amount equal to the sum of (a) accrued interest for such months on the unpaid principal amount of the Notes and the unpaid amount of Past Due Trade Debt plus (b) $70,000	July, August and September

An amount equal to the sum of (a) accrued interest for such months on the unpaid principal amount of the Notes and the unpaid amount of Past Due Trade Debt plus (b) $85,000	October, November and December

Commencing in January, 2007, and continuing thereafter, the required monthly payments pursuant to Section 6.a. of the Agreement shall be as described in Section 6.a. of the Agreement for such months.

2.3      Excess Cash Flow Recapture. Section 6.d. of the Agreement is amended in its entirety to read as follows:

“d.       Excess Cash Flow Recapture.

(i)        On the date that Access receives Strategic’s financial statements for a Positive Excess Cash Flow Quarter, Strategic shall (x) pay to Access an amount equal to 50% of positive Excess Cash Flow for such Positive Excess Cash Flow Quarter, which amount shall be applied to the Indebtedness in such order as Access shall elect in its discretion, and (y) retain in escrow for Access the remaining 50% of positive Excess Cash Flow for such Positive Excess Cash Flow Quarter (the “Reserve Amount”).

(ii)       On the date that Access receives Strategic’s financial statements for a Positive Excess Cash Flow Quarter that immediately follows a Positive Excess Cash Flow Quarter, then, in addition to the amount required to be paid in accordance with the preceding clause (i), Strategic shall pay to Access the Reserve Amount from the immediately preceding Positive Excess Cash Flow Quarter, which amount shall be applied to the Indebtedness in such order as Access shall elect in its discretion.

(iii)      In the event that Strategic experiences negative Excess Cash Flow during any quarter that immediately follows a Positive Excess Cash Flow Quarter, then Strategic shall (x) be entitled to release from escrow and permanently retain the portion of the Reserve Amount from the immediately preceding Positive Excess Cash Flow Quarter that is equal to the dollar amount of the negative Excess Cash Flow in such quarter and (y) at the end of such quarter pay to Access the balance of such Reserve Amount, if any, which amount shall be applied to the Indebtedness in such order as Access shall elect in its discretion.

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2.4      Performance Fee. A new Section 6.g. is added in its proper alphabetical sequence as follows:

“g.       Performance Fee. In the event Strategic does not pay Access at least $4,800,000 pursuant to Section 6.a. of the Agreement in the 2006 fiscal year, Strategic shall pay Access a fee of $37,500, which fee shall be fully earned and non-refundable after payment and shall paid by adding the sum thereof to the Amended and Restated November 2003 Note. Upon Access’s request, Strategic shall execute an amendment and restatement of the Amended and Restated November 2003 Note to reflect the payment of such fee, which amendment and restatement shall constitute the “Amended and Restated November 2003 Note” for all purposes in the Agreement and the Loan Papers.”

2.5      Covenants Concerning Cary Real Property. Section 8.m. of the Agreement is amended by adding a new clause (iv) thereto in its property numerical sequence as follows:

“(iv)        By no later than March 31, 2007, Strategic will sell its real property and improvements located at 301 Gregson Street, Cary, North Carolina and the unimproved real property located adjacent thereto (collectively, the “Real Property”) for a total cash purchase price that is either (a) at least equal to the fair market value of such Real Property determined by the appraisal of such Real Property previously delivered to Access, dated August 9, 2005, or (b) acceptable to Access if less than the purchase price described in the preceding clause (a); provided, however, in the event EBITDA for the 2006 fiscal year is $4,800,000 or greater, the above deadline for sale of the Real Property shall be extended to June 30, 2007.”

2.6      Fixed Charge Coverage Ratio. Section 10.a. of the Agreement is amended, in its entirety to read as follows:

“a.       Fixed Charge Coverage Ratio. Achieve a Fixed Charge Coverage Ratio of not less than the ratio shown in the table below for the period corresponding thereto:

Ratio	Period
1.0:1.0	First fiscal quarter in the 2006 fiscal year

1.0:1.0	Six months ended on the last day of each of the second, third and fourth fiscal quarters in the 2006 fiscal year and on the last day of each, fiscal quarter in the 2007 fiscal year

1.15:1.0	Six months ended on the last day of each fiscal quarter in the 2008 fiscal year

1.2:1.0	Six months ended on the last day of each fiscal quarter in the 2009 fiscal year”

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2.7      Capital Expenditures. Section 10.b. of the Agreement is amended in its entirety to read as follows:

“b.       Capital Expenditures. Not make aggregate Capital Expenditures in any fiscal year of Strategic in excess of $550,000; provided, however, the following Capital Expenditures shall not be taken into account in applying the foregoing limitation: (x) Capital Expenditures made by Strategic for the purchase of a new telephone system (costing approximately $500,000); (y) Capital Expenditures made by Strategic with the proceeds of marketing development funds; and (z) Capital Expenditures of up to $285,000 made by Strategic for the purpose of repairing the roof on Strategy’s real property located at 301 Gregson Street, Cary, North Carolina and replacing air conditioning and air handling units at such location.”

2.8      Quarterly Revenue. Section 10.c. of the Agreement is amended in its entirety to read as follows:

“c.       Quarterly Revenue. Beginning with the fiscal quarter ending March 31, 2006, achieve for each fiscal quarter of Strategic gross revenue (as set forth on Strategic’s Financial Statements and schedules) in such fiscal quarter at least equal to (i) 75% of the Approved Projections of revenue provided to Access for such fiscal quarter for Strategic’s combined hardware and software business, (ii) 75% of the Approved Projections of revenue provided to Access for such fiscal quarter for Strategic’s maintenance manager businesses, and (iii) 75% of the Approved Projections of revenue provided to Access for such fiscal quarter for Strategic’s business other than its hardware, software and maintenance manager business.”

2.9      Total Trade Debt to Accounts Receivable. A new Section 10.e. is added in its proper alphabetical sequence as follows:

“e.       Net Trade Debt to Accounts Receivable. Not permit (a) Net Trade Debt at any time to be more than (b) 180% of Strategic’s gross accounts receivable at such time.”

2.10    Debt. Section 11.a. of the Agreement is amended by deleting clause (iii) therefrom and by substituting the following in lieu thereof:

“(iii)    debt outstanding on the date hereof to BB&T and additional debt to BB&T in the amount of up to $285,000 incurred on or about the date of the First Amendment to this Agreement for the purpose of repairing the roof on Strategic’s real property located at 301 Gregson Street, Cary, North Carolina and replacing air conditioning and air handling units at such location;”.

2.11    Past Due Trade Debt. A new Section 11.1. of the Agreement is added in its proper alphabetical sequence as follows:

“I.       Past Due Trade Debt. Have Past Due Trade Debt in excess of $13,000,000 at any time.”

2.12    Exhibits. Exhibit F attached hereto is made Exhibit F to the Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Strategic hereby represents and warrants to Access that:

3.1      Compliance With the Agreement. After giving effect to this Amendment, Strategic is in compliance with all of the terms and provisions set forth in the Agreement and the other Loan Papers to be observed or performed by Strategic.

3.2      Representations in the Agreement. The representations and warranties of Strategic set forth in the Agreement and the other Loan Papers to which Strategic is a party are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

3.3      No Default. After giving effect to this Amendment, no Default exists.

ARTICLE IV

MODIFICATION OF LOAN PAPERS; CONDITIONS PRECEDENT

4.1      Loan Papers. The Agreement and the other Loan Papers are amended to provide that any reference therein to the Agreement shall mean, unless otherwise specifically provided, the Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time.

4.2      Conditions Precedent. This Amendment shall, become effective and be deemed effective as of the date hereof upon the satisfaction or waiver by Access of the following conditions precedent:

(a)       Receipt by Access of this Amendment, duly executed by Strategic and the Guarantors;

(b)       The payment by Strategic of a $37,500 closing fee, which fee shall be fully earned and non-refundable upon payment and shall paid by adding the sum thereof to the Amended and Restated November 2003 Note;

(c)       Receipt by Access of an amendment and restatement of the Amended and Restated November 2003 Note in the form attached hereto as Exhibit A, which amendment and restatement shall constitute the “Amended and Restated November 2003 Note” for all purposes in the Agreement and the Loan Papers; and

(d)       Receipt by Access of an amendment to the Warrant to Purchase Common Stock of Strategic Technologies, Inc., dated May 20, 2005, executed by Strategic and accepted by Access, in form and content satisfactory to Access to reduce the number of shares described in Section 19 thereof.

ARTICLE V

GENERAL

5.1      Full Force and Effect. As expressly amended hereby, the Agreement and the other Loan Papers shall continue in full force and effect in accordance with the provisions thereof. As used in the Agreement and the other Loan Papers, “hereinafter”, “hereto”, “hereof”, or words of similar import, shall,

6

unless the context otherwise requires, mean the Agreement or the other Loan Papers, as the case may be, as amended by this Amendment.

5.2      Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

5.3      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

5.4      Further Assurances. Strategic shall execute and deliver to Access such documents, certificates and opinions as Access may reasonably request to effect the amendments contemplated by this Amendment.

5.5      Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

5.6      Expenses. Strategic shall reimburse Access for Access’s legal fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.

5.7      Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, STRATEGIC AND ACCESS EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT OR THE OTHER LOAN PAPERS OR THE TRANSACTIONS RELATED HERETO PR THERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

STRATEGIC:

STRATEGIC TECHNOLOGIES, INC.

By:	/s/ Michael G. Shook
	Name:	Michael G. Shook
	Title:	President

ACCESS:

MRA SYSTEMS, INC. dba ACCESS DISTRIBUTION

By:	/s/ Stephen L. Quick
	Name:	Stephen L. Quick
	Title:	SR. DIRECTOR

[signatures continued on next page]

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The Guarantors hereby join in the execution of this Amendment for the purposes of consenting thereto and reaffirming the continuing validity and enforceability of the personal guaranty agreements executed by each of them on or about April 9, 2002, as from time to time amended, in accordance with their respective terms.

/s/ Michael G. Shook
Michael G. Shook

/s/ William M Shook
William M. Shook

/s/ Irvin Miglietta
Irvin Miglietta

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Exhibit A

Form of Amended and Restated November 2003 Note

AMENDED AND RESTATED
PROMISSORY NOTE

$5,598,500	June [22], 2006

For value received, Strategic Technologies, Inc. (“Maker”) promises to pay to the order of MRA Systems, Inc. dba Access Distribution (“Holder”) via wire transfer to AT Bankers Trust, ABA #021001033, Acct. #50261567, or at such other place or account as designated by Holder in writing to Maker, the principal sum of Five Million Five Hundred Ninety-Eight Thousand Five Hundred and No/100 Dollars ($5,598,500), from the date hereof. Interest on unpaid balances of principal from the date hereof shall accrue at a fixed rate of twelve percent (12%) per annum.

Payments of principal and interest under this Note shall be made in accordance with the Amended and Restated Refinancing Agreement, dated the date hereof, between Maker and Holder (as from time to time amended, modified, supplemented or restated, the “Agreement”), the terms of which are incorporated herein for all purposes. All outstanding principal, and accrued and unpaid interest, which is not paid earlier as set forth herein, shall be due and payable on May 1, 2010.

This Note is secured by a blanket lien on all assets of Maker pursuant to that certain Amended and Restated Security Agreement between Maker and Holder dated as of July 31, 2002, as amended, Financing Agreement dated as of October 17, 2001 between The CIT Group/Business Credit Inc. (“CIT”) and Strategic, which interest of CIT was assigned to Holder on April 12, 2002 and North Carolina Deed of Trust executed by Maker for the benefit of Holder dated June 3, 2003, as amended.

This Note is a modification, restatement and consolidation of that certain amended and restated promissory note executed by Maker to Holder dated May 20, 2005 in the original principal amount of $5,561,000.

Upon a Default, as that term is defined in the Agreement, then the holder of this Note shall have the right and option, without notice or demand, to declare the unpaid balance of principal and accrued interest on this Note at once due and payable.

Prepayment. This Note, at the option of Maker, may be prepaid in whole or in part at any time without additional interest or penalty, with any such prepayment being applied first to principal in the inverse order of maturity, and then applied to outstanding and unpaid interest.

Miscellaneous.

At any time, any deposit or other indebtedness credited by or due from the Holder to Maker may be set off against and applied in payment of any amounts due hereunder (the “Obligations”), whether due or not, and such deposits or other indebtedness may at all times be held and treated as collateral security for the payment of the Obligations.

The Maker of this Note waives demand, presentment for payment, protest and notice of protest, and non-payment. If this note is not paid when due, and is given to an attorney or collection agency for collection, or suit filed thereon, Maker agrees to pay all collection fees and expenses including but not

1

limited to attorneys fees based upon customary hourly rates and not a statutorily prescribed percentage of the debt collected.

This promissory note shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its choice of law rules.

Strategic Technologies, Inc., a North Carolina corporation

By:
Michael G. Shook, President

Address:	301 Gregson Drive Cary, North Carolina 27511

SUBSCRIBED AND SWORN to before me this      day of June, 2006, in the County of Wake, State of North Carolina, by Michael G. Shook.

WITNESS my hand and official seal.

Notary Public

My commission expires:

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Exhibit F

Approved Projections for Strategic’s
Fiscal Years 2006-2011

see attached.

Strategic Technologies Inc.
PSL-5 Year Projection
January 10, 2008

	Total 2006	2006 Growth (w/o Wach)	Total 2007	2007 Growth	Total 2008	2008 Growth	Total 2009	2009 Growth	Total 2010	2010 Growth	Total 2011	2011 Growth
Revenues
Hardware	30,000,000	21.8%	33,000,000	10.0%	36,300,00	10.0%	39,830,000	10.0%	43,923,000	10.0%	48,315,300	10.0%
Software	10,543,553	8.0%	11,914,221	13.0%	13,463,069	13.0%	15,213,268	13.0%	17,100,693	13.0%	19,425,822	13.0%
Maint. Agent	7,000,633	15.0%	7,350,665	5.0%	7,718,198	5.0%	8,104,108	5.0%	8,509,213	5.0%	8,934,779	5.0%
Maint Mgr	24,519,353	12.5%	27,573,575	12.0%	30,882,516	12.0%	34,588,418	12.0%	38,738,029	12.0%	43,387,712	12.0%
Managad Services	1,380,505	452.2%	2,415,884	75.0%	4,227,797	75.0%	8,341,696	50.0%	7,927,119	25.0%	9,908,898	25.0%
PS	9,004,860	23.1%	10,355,589	15.0%	11,908,927	15.0%	13,695,260	15.0%	15,749,556	15.0%	18,111,990	15.0%
OCS	2,410,073	0.1%	2,771,584	15.0%	3,187,322	15.0%	3,666,420	15.0%	4,215,253	15.0%	4,847,518	15.0%
TR	1,802,316	-27.6%	1,892,431	5.0%	1,987,052	5.0%	2,088,408	5.0%	2,190,725	5.0%	2,300,261	5.0%
Other	—
Total Revenue	86,761,297	10.5%	97,274,048	12.1%	109,674,881	12.7%	123,624,580	12.7%	138,444,968	12.0%	156,232,280	12.1%
GM
Hardware	3,000,000	10%	3,300,000	10.0%	3,630,000	10.0%	3,993,000	10.0%	4,392,300	10.0%	4,831,630	10.0%
Software	1,581,534	15%	1,767,133	15.0%	2,019,480	15.0%	2,281,990	15.0%	2,578,649	15.0%	2,813,873	15.0%
Maint Agent	1,050,095	15%	1,102,600	15.0%	1,157,730	15.0%	1,216,616	15.0%	1,276,387	15.0%	1,340,217	15.0%
Maint Mgr	8,229,223	33%	9,039,313	33.0%	10,181,230	33.0%	11,414,178	33.0%	12,783,879	33.0%	14,317,045	33.0%
Managed Services	683,560	42%	990,512	41.0%	1,733,387	41.0%	2,600,095	41.0%	3,250,119	41.0%	4,062,648	41.0%
PS	3,625,817	40%	4,142,236	40.0%	4,763,671	40.0%	5,478,107	40.0%	6,299,823	40.0%	7,244,796	40.0%
OCS	795,324	33%	914,623	33.0%	1,051,816	33.0%	1,209,589	33.0%	1,391,027	33.0%	1,599,681	33.0%
TR	536,829	30%	643,426	34.0%	676,593	34.0%	709,378	34.0%	744,847	34.0%	732,089	34.0%
Other	—
RDF	1,651,742	5%	2,245,711	5.0%	2,488,153	5.0%	2,767,163	5.0%	3,055,700	5.0%	3,387,056	5.0%
Total GM	21,053,124	18.7%	24,225,554	15.1%	27,710,966	14.4%	31,659,116	14.2%	35,772,740	13.0%	40,479,835	13.2%
	24.3%		24.9%		25.3%		25.6%		25.6%		25.1%
SG&A
Employee Comp/Benefits	12,762,238	-4%	14,303,871	12.1%	15,429,861	7.9%	16,616,889	7.7%	17,465,114	7.5%	19,180,496	7.4%
Employee Comp	11,748,978		12,817,089		13,942,878		15,129,027		16.376,332		17,693,713
Employer Taxes (5.4%)	629,953		692,123		692,123		692,123		682,123		692,123
Employes benefits (6.2%)	733,200		794,660		794,660		794,660		794,660		784,660
Salaries allocated	(349,893)
Other SG&A	4,181,228		4,599,351	10.0%	6,069,286	10.0%	8,566,214	10.0%	6,121,736	10.0%	6,733,310	10.0%
Total SG&A	16,943,466	-32.1%	18,903,222	11.5%	20,488,947	8.4%	22,181,024	8.9%	23,988,850	8.1%	25,814,405	8.0%
SG&A as % of Revenue	19.5%		19.4%		18.7%		17.8%		17.3%		18.7%
EBITDA	4,103,688	878.7%	5,322,332		7,222,009		9,478,092		11,735,888		14,565,430

SECOND AMENDMENT TO
AMENDED AND RESTATED
REFINANCING AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REFINANCING AGREEMENT (the “Amendment”), dated as of this 1st day of May, 2007, is made by and between

STRATEGIC TECHNOLOGIES, INC., a North Carolina corporation (“Strategic”); and

AVNET, INC. (successor by assignment to MRA Systems, Inc. d/b/a Access Distribution), a Delaware corporation (“Avnet”),

to the Amended and Restated Refinancing Agreement, dated as of May 20, 2005 (as amended, modified, restated or supplemented from time to time, the “Agreement”), between Strategic and Avnet. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

RECITALS

A.        The Agreement contains various agreements between Strategic and Avnet regarding indebtedness owing by Strategic to Avnet.

B.        Strategic and Avnet have agreed to amend the Agreement as set forth in this Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Strategic and Avnet hereby agree as follows:

ARTICLE I

AMENDMENTS TO AGREEMENT

The Agreement is hereby amended as follows:

1.1      Interest. Sections 5.a., 5.b. and 5.c. of the Agreement are amended in their entirety to read as follows:

“a.       Interest - Consolidated Amended and Restated Note. Strategic shall pay interest on the Indebtedness evidenced by the Consolidated Amended and Restated Note at a fixed rate of 8% per annum.

b.         Interest - Amended and Restated November 2003 Note. Strategic shall pay interest on the Indebtedness evidenced by the Amended and Restated November 2003 Note at a fixed rate of 8% per annum.

c.         Interest - Past Due Trade Debt. Strategic shall pay interest on all Past Due Trade Debt at a fixed rate of 8% per annum; provided, however, Strategic shall not be required to pay interest on Trade Debt evidenced by invoices with line items identified to be a valid dispute agreed upon by Strategic and Avnet. Strategic agrees to resolve with Avnet, in good faith and in a manner consistent with past practices between Strategic and Avnet, disputes regarding interest accrual on Trade Debt in connection with invoices generated by Avnet prior to the delivery of products or service contracts to Strategic (or Strategic’s customers, as is the appropriate case).”

1.2      Required Monthly Payment. Sections 6.a. and 6.b. of the Agreement are amended in their entirety to read as follows:

“a.       Required Monthly Payment. Commencing May 2, 2007 and continuing on the first day of each calendar month thereafter, Strategic shall pay to Avnet an amount equal to three hundred thousand dollars ($300,000), with a final payment in full on May 1, 2010 of all unpaid principal and interest on the Notes.

b.         Application of Required Monthly Payment The amount paid by Strategic to Avnet pursuant to Section 6.a. of this Agreement shall be applied to the Indebtedness as follows: first, to the payment of accrued interest; second, to the payment of the principal amount of the Consolidated Amended and Restated Note on the date such payment is made; and third, to the payment of the principal amount of the Amended and Restated November 2003 Note on the date such payment is made.”

1.3      Covenants Concerning Cary Real Property. Section 8.m.(iv) of the Agreement is amended in its entirety to read as follows:

“(iv)    By no later than September 30, 2007, Strategic will sell its real property and improvements located at 301 Gregson Street, Cary, North Carolina and the unimproved real property located adjacent thereto (collectively, the “Real Property”) for a total cash purchase price that is either (a) at least equal to the fair market value of such Real Property determined by the appraisal of such Real Property previously delivered to Avnet, dated August 9, 2005, or (b) acceptable to Avnet if less than the fair market value of such Real Property determined by the appraisal of such Real Property described in the preceding clause (a); provided, however, in the event the accrued interest on and outstanding principal balance of the Indebtedness evidenced by the Notes and the Indebtedness consisting of Past Due Trade Debt is paid in full prior to August 31, 2007, this covenant shall be null and void and of no further force and effect.”

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1.4      Fixed Charge Coverage Ratio. Section 10.a. of the Agreement is amended in its entirety, effective as of March 31, 2007, to read as follows:

“a.       Fixed Charge Coverage Ratio. Achieve a Fixed Charge Coverage Ratio of not less than the ratio shown in the table below for the period corresponding thereto:

Ratio	Period
0.6:1.0	Six months ended on the last day of the second, fiscal quarter in the 2007 fiscal year

0.8:1.0	Six months ended on the last day of the third fiscal quarter in the 2007 fiscal year

1.0:1.0	Six months ended on the last day of the fourth fiscal quarter in the 2007 fiscal year

1.15:1.0	Six months ended on the last day of each fiscal quarter in the 2008 fiscal year

1.2:1.0	Six months ended on the last day of each fiscal quarter in the 2009 fiscal year and each fiscal year thereafter

1.5      Capital Expenditures. Section l0.b. of the Agreement is amended in its entirety to read as follows;

“b.       Capital Expenditures. Not make aggregate Capital Expenditures in the 2007 fiscal year in excess of $800,000 and in any fiscal year thereafter in excess of $550,000; provided, however, the following Capital Expenditures shall not be taken into account in applying the foregoing limitation: Capital Expenditures made by Strategic with the proceeds of marketing development funds.”

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1.6      Past Due Trade Debt. Section 11.1. of the Agreement is amended in its entirety, effective as of March 31, 2007, to read as follows:

“1.       Past Due Trade Debt. Have Past Due Trade Debt in excess of $14,000,000 at any time through June 30, 2007 and $13,000,000 at any time thereafter.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Strategic hereby represents and warrants to Avnet that:

2.1      Compliance with the Agreement. As of the date of this Amendment, Strategic is in compliance with all of the terms and provisions set forth in the Agreement and the other Loan Papers to be observed or performed by Strategic.

2.2      Representations in the Agreement. The representations and warranties of Strategic set forth in the Agreement and the other Loan Papers to which Strategic is a party are true and correct in all material respects except to the extent that such representations and warranties relate solely to or are specifically expressed as of a particular date or period which is past or expired as of the date hereof.

2.3      No Default. As of the date of this Amendment, no Default exists or is continuing.

ARTICLE III

MODIFICATION OF LOAN PAPERS; CONDITIONS PRECEDENT

3.1      References to Access. Effective December 31, 2006, MRA Systems, Inc. d/b/a Access Distribution sold and assigned substantially all of its assets to Avnet. All references in the Agreement and the other Loan Papers to “MRA Systems, Inc. d/b/a Access Distribution” and “Access” shall hereafter mean and be references to Avnet.

3.2      Loan Papers. The Agreement and the other Loan Papers are amended to provide that any reference therein to the Agreement shall mean, unless otherwise specifically provided, the Agreement as amended hereby, and as further amended, restated, supplemented or modified from time to time.

3.3      Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof upon the satisfaction or waiver by Avnet of the following conditions precedent:

(a) Receipt by Avnet of this Amendment, duly executed by Strategic;

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(b)       Receipt by Avnet of an amendment to that certain Consent, dated October 18, 2006, executed by Strategic and consented to by Avnet (as amended, the “Consent”), in form and content satisfactory to Avnet, pursuant to which the cap on professional fees paid by Strategic in connection with the transactions contemplated by the Merger Documents (as defined in the Consent) is increased to $1,000,000;

(c)       Receipt by Avnet of an amendment to that certain Rescission Agreement, dated January 22, 2007, among Strategic, Avnet and the other parties thereto (the “Rescission Agreement”), in form and content satisfactory to Avnet, pursuant to which the deadline for consummation of the IPO (as defined in the Rescission Agreement) is extended to August 31, 2007;

(d)       Receipt by Avnet of an amendment and restatement of the Consolidated Amended and Restated Note in the form attached hereto as Exhibit A, which amendment and restatement shall constitute the “Consolidated Amended and Restated Note” for all purposes in the Agreement and the Loan Papers; and

(e)       Receipt by Avnet of an amendment and restatement of the Amended and Restated November 2003 Note in the form attached hereto as Exhibit B, which amendment and restatement shall constitute the “Amended and Restated November 2003 Note” for all purposes in the Agreement and the Loan Papers.

ARTICLE IV

GENERAL

4.1      Full Force and Effect. As expressly amended hereby, the Agreement and the other Loan Papers shall continue in full force and effect in accordance with the provisions thereof. As used in the Agreement and the other Loan Papers, “hereinafter,” “hereto,” “hereof,” or words of similar import, shall, unless the context otherwise requires, mean the Agreement or the other Loan Papers, as the case may be, as amended by this Amendment.

4.2      Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

4.3      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

4.4      Further Assurances. Strategic shall execute and deliver to Avnet such documents, certificates and opinions as Avnet may reasonably request to effect the amendments contemplated by this Amendment.

4.5      Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

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4.6      Expenses. Strategic shall reimburse Avnet for Avnet’s legal fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and all other agreements and documents contemplated hereby.

4.7      Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, STRATEGIC AND AVNET EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, THE AGREEMENT OR THE OTHER LOAN PAPERS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

STRATEGIC:

STRATEGIC TECHNOLOGIES, INC.

By:	/s/ Michael G. Shook
	Name:	Michael G. Shook
	Title:	President

AVNET:

AVNET, INC.

By:	/s/ W. R. Crowell
	Name:	W. R. CROWELL
	Title:	VP & GFO

[signatures continued on next page]

[Second Amendment to Amended and Restated Refinancing Agreement]

The Guarantors hereby join in the execution of this Amendment for the purposes of consenting thereto and reaffirming the continuing validity and enforceability of the personal guaranty agreements executed by each of them on or about April 9, 2002, as from time to time amended, in accordance with their respective terms.

/s/ Michael G. Shook
Michael G. Shook

/s/ William M. Shook
William M. Shook

/s/ Irvin Miglietta
Irvin Miglietta

[Consent of Guarantors to Second Amendment
to Amended and Restated Refinancing Agreement]

Exhibit A

Form of Consolidated Amended and Restated Promissory Note

CONSOLIDATED AMENDED AND RESTATED
PROMISSORY NOTE

$10,387,648.54	May , 2007

For value received, Strategic Technologies, Inc. (“Maker”) promises to pay to the order of Avnet, Inc. (“Holder”) via wire transfer to JPMorgan Chase Bank, ABA #021000021, Acct. #59-37116, or at such other place or account as designated by Holder in writing to Maker, the principal sum of Ten Million Three Hundred Eighty-Seven Thousand Six Hundred Forty-Eight and 54/100 Dollars ($10,387,648.54), from the date hereof. Interest on unpaid balances of principal from the date hereof shall accrue at a fixed rate of eight percent (8%) per annum.

Payments of principal and interest under this Note shall be made in accordance with the Amended and Restated Refinancing Agreement, dated May 20, 2005, between Maker and . Holder (successor by assignment from MRA Systems, Inc. d/b/a Access Distribution (“Access”)) (as from time to time amended, modified, supplemented or restated, the “Agreement”), the terms of which are incorporated herein for all purposes. All outstanding principal, and accrued and unpaid interest, which is not paid earlier as set forth herein, shall be due and payable on May 1, 2010.

This Note is secured by a blanket lien on all assets of Maker pursuant to that certain Amended and Restated Security Agreement between Maker and Holder dated as of July 31, 2002, as amended, Financing Agreement dated as of October 17, 2001 between The CIT Group/Business Credit, Inc. (“CIT”) and Strategic, which interest of CIT was assigned to Holder on April 12, 2002 and North Carolina Deed of Trust executed by Maker for the benefit of Holder dated June 3, 2003, as amended, the right, title and interest to all of the foregoing security documents having been assigned by Access to Holder.

This Note is a modification and restatement of that certain amended and restated promissory note executed by Maker to Access dated May 20, 2005 in the original principal amount of $10,387,648.54, the right, title and interest to which has been assigned by Access to Holder.

Upon a Default, as that term is defined in the Agreement, then the holder of this Note shall have the right and option, without notice or demand, to declare the unpaid balance of principal and accrued interest on this Note at once due and payable.

Prepayment. This Note, at the option of Maker, may be prepaid in whole or in part at any time without additional interest or penalty, with any such prepayment being applied first to principal in the inverse order of maturity, and then applied to outstanding and unpaid interest.

Miscellaneous.

At any time, any deposit or other indebtedness credited by or due from the Holder to Maker may be set off against and applied in payment of any amounts due hereunder (the “Obligations”), whether due or not, and such deposits or other indebtedness may at all times be held and treated as collateral security for the payment of the Obligations.

The Maker of this Note waives demand, presentment for payment, protest and notice of protest, and non-payment. If this note is not paid when due, and is given to an attorney or collection agency for collection, or suit filed thereon, Maker agrees to pay all collection fees and expenses including but not limited to attorneys fees based upon customary hourly rates and not a statutorily prescribed percentage of the debt collected.

This promissory note shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its choice of law rules.

Strategic Technologies, Inc.,
a North Carolina corporation

By:	[EXHIBIT - DO NOT SIGN]
Michael G. Shook, President

Address:	301 Gregson Drive Cary, North Carolina 27511

SUBSCRIBED AND SWORN to before me this            day of May, 2007, in the County of Wake, State of North Carolina, by Michael G. Shook.

WITNESS my hand and official seal.

Notary Public

My commission expires:

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Exhibit B

Form of Amended and Restated November 2003 Note

AMENDED AND RESTATED
PROMISSORY NOTE

$5,598,500	May , 2007

For value received, Strategic Technologies, Inc. (“Maker”) promises to pay to the order of Avnet, Inc. (“Holder”) via wire transfer to JPMorgan Chase Bank, ABA #021000021, Acct. #59-37116, or at such other place or account as designated by Holder in writing to Maker, the principal sum of Five Million Five Hundred Ninety-Eight Thousand Five Hundred and No/100 Dollars ($5,598,500), from the date hereof. Interest on unpaid balances of principal from the date hereof shall accrue at a fixed rate of eight percent (8%) per annum.

Payments of principal and interest under this Note shall be made in accordance with the Amended and Restated Refinancing Agreement, dated May 20, 2005, between Maker and Holder (successor by assignment from MRA Systems, Inc. d/b/a Access Distribution (“Access”)) (as from time to time amended, modified, supplemented or restated, the “Agreement”), the terms of which are incorporated herein for all purposes. All outstanding principal, and accrued and unpaid interest, which is not paid earlier as set forth herein, shall be due and payable on May 1, 2010.

This Note is secured by a blanket lien on all assets of Maker pursuant to that certain Amended and Restated Security Agreement between Maker and Holder dated as of July 31, 2002, as amended, Financing Agreement dated as of October 17, 2001 between The CIT Group/Business Credit, Inc. (“CIT”) and Strategic, which interest of CIT was assigned to Holder on April 12, 2002 and North Carolina Deed of Trust executed by Maker for the benefit of Holder dated June 3, 2003, as amended, the right, title and interest to all of the foregoing security documents having been assigned by Access to Holder.

This Note is a modification and restatement of that certain amended and restated promissory note executed by Maker to Holder dated June 22, 2006 in the original principal amount of $5,598,500, the right, title and interest to which has been assigned by Access to Holder.

Upon a Default, as that term is defined in the Agreement, then the holder of this Note shall have the right and option, without notice or demand, to declare the unpaid balance of principal and accrued interest on this Note at once due and payable.

Prepayment. This Note, at the option of Maker, may be prepaid in whole or in part at any time without additional interest or penalty, with any such prepayment being applied first to principal in the inverse order of maturity, and then applied to outstanding and unpaid interest.

Miscellaneous.

At any time, any deposit or other indebtedness credited by or due from the Holder to Maker may be set off against and applied in payment of any amounts due hereunder (the “Obligations”), whether due or not, and such deposits or other indebtedness may at all times be held and treated as collateral security for the payment of the Obligations.

The Maker of this Note waives demand, presentment for payment, protest and notice of protest, and non-payment. If this note is not paid when due, and is given to an attorney or collection agency for collection, or suit filed thereon, Maker agrees to pay all collection fees and expenses including but not limited to attorneys fees based upon customary hourly rates and not a statutorily prescribed percentage of the debt collected.

This promissory note shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its choice of law rules.

Strategic Technologies, Inc.,
a North Carolina corporation

By:	[EXHIBIT - DO NOT SIGN]
Michael G. Shook, President

Address:	301 Gregson Drive Cary, North Carolina 27511

SUBSCRIBED AND SWORN to before me this            day of May, 2007, in the County of Wake, State of North Carolina, by Michael G. Shook.

WITNESS my hand and official seal.

Notary Public

My commission expires:

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STRATEGIC TECHNOLOGIES, INC.

301 Gregson Drive

Cary, North Carolina 27511

LETTER OF AGREEMENT

August 7, 2007

Avnet, Inc.

11300 Westmoor Circle

Westminster, Colorado 80021

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Refinancing Agreement dated May 20, 2005 by and between Strategic Technologies, Inc. (“STI”) and Avnet, Inc., the successor to MRA Systems, Inc., dba Access Distribution (“Avnet”), as amended by that First Amendment to Amended and Restated Refinancing Agreement dated June 22, 2006 (the “First Amendment”), and that certain Second Amendment to Amended and Restated Refinancing Agreement dated May 1, 2007 (the “Second Amendment”) (as amended by the First Amendment and the Second Amendment, the “Refinancing Agreement”). Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Refinancing Agreement.

STI and Avnet are in agreement that they will enter into a Third Amendment to Amended and Restated Refinancing Agreement (the “Third Amendment”) as promptly as practicable, which Third Amendment will include the following terms and conditions:

1.    Section 8.m.(iv) of the Refinancing Agreement will be amended to provide that the sale of the Cary Real Property will occur no later than March 31, 2008.

2.    The definition of Fixed Charge Coverage Ratio will be amended to remove the reduction of capital expenditures from the calculation of EBITDA and to exclude the non-cash purchase accounting adjustment required to be made by STI relating to a reduction of deferred revenue.

3.    Section 10.a. of the Refinancing Agreement will be amended by reducing the Fixed Coverage Ratio by 0.2 for each period beginning with the six months ended on the last day of the third and fourth fiscal quarters in the 2007 fiscal year, such that the ratio for such period will be 0.6:1.0 and the ratio for the following period will be 0.8:1.0. The ratio for the six months ended on the last day of the first and second fiscal quarters of 2008 will be 1.0:1.0.

4.    Section 10.b. of the Refinancing Agreement will be amended to provide that the maximum aggregate capital expenditures for 2007 will be increased to $875,000.

5.    Section 11.1 of the Refinancing Agreement will be amended to provide that Past Due Trade Debt will be measured using a rolling three-month average. The maximum amount of outstanding Past Due Trade Debt based on such measurement through December 31, 2007 will be $15,000,000, and the maximum amount through June 30, 2008 will be $14,000,000.

This Letter of Agreement is intended to be a binding on the parties, but does not purport to include all of the essential terms of the Third Amendment. It is the intention of the parties that they will be obligated to prepare and execute the Third Amendment incorporating the agreed upon terms set forth herein as promptly as practicable.

If the terms of our understanding regarding the Third Amendment have been correctly set forth herein, please indicate your acceptance and agreement to the terms hereof by signing and returning to us a copy of this Letter of Agreement to the undersigned.

Yours very truly,

STRATEGIC TECHNOLOGIES, INC.

By:	/s/ Karen Bertaux
Name:	Karen Bertaux
Title:	CFO

ACCEPTED AND AGREED, THIS
7TH DAY OF AUGUST, 2007.

AVNET, INC.

By:	/s/ Amy Wingate
Name:	Amy Wingate
Title:	Director